UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.              )
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Gerber Scientific, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 10, 2009

Dear fellow shareholder:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Gerber Scientific, Inc., which will be held at 1:00 p.m., local time, on Thursday, September 17, 2009, at our corporate headquarters in South Windsor, Connecticut. The Notice of Annual Meeting and Proxy Statement that accompany this letter describe the matters to be voted on at the meeting. In addition, our management will make a presentation on operating results for fiscal 2009 and recent developments affecting your company. We hope you will be able to attend and participate in the meeting.

Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. As a shareholder of record, you may vote your shares by submitting your proxy by proxy card, over the Internet or by telephone. You may also vote your shares in person at the Annual Meeting.

On behalf of your Board of Directors, I would like to thank you for your continued support and interest in Gerber.

Sincerely,

Marc T. Giles
President and Chief Executive Officer

GERBER SCIENTIFIC, INC.
83 GERBER ROAD WEST
SOUTH WINDSOR, CONNECTICUT 06074

Notice of Annual Meeting of Shareholders
to be held on September 17, 2009 at 1:00 p.m.

The Annual Meeting of Shareholders of Gerber Scientific, Inc. (“Gerber”) will be held on Thursday, September 17, 2009, at 1:00 p.m., local time, at Gerber’s corporate headquarters, 83 Gerber Road West, South Windsor, Connecticut. The Annual Meeting has been called for the following purposes:

1. to consider and vote upon the election of the seven nominees to the Board of Directors named in the accompanying Proxy Statement;

2. to consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP as Gerber’s independent registered public accounting firm for fiscal 2010;

3. to consider and vote upon an amendment to the Gerber Scientific, Inc. 2006 Omnibus Incentive Plan to increase by 1,250,000 shares the number of shares of Gerber’s common stock available for issuance under the plan; and

4. to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on July 31, 2009 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. If you wish to vote without attending the Annual Meeting, you should complete, sign, date and promptly return the enclosed proxy card in the postage-paid envelope that we have included for your convenience. Alternatively, you may submit your proxy through the Internet or by telephone as indicated on the enclosed proxy card. No postage is required if you mail your proxy in the United States. Even if you plan to attend the Annual Meeting, we would appreciate receiving your voting instructions before that date. Submitting your proxy card or your proxy through the Internet or by telephone before the Annual Meeting will not preclude you from voting in person at the Annual Meeting if you should decide to attend.

All shareholders are invited to attend the Annual Meeting. No ticket is required for admittance. If you have any questions regarding this Notice of Annual Meeting or if you have special needs which require assistance, please call us at 1-800-811-4707, extension 8206, and we will be happy to assist you.

By Order of the Board of Directors,

William V. Grickis, Jr.
Secretary

South Windsor, Connecticut
August 10, 2009

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be Held on September 17, 2009: This Proxy Statement and our 2009 Annual Report to Shareholders are available at www.gerberscientific.com/investors/annuals.htm.

GERBER SCIENTIFIC, INC.
83 GERBER ROAD WEST
SOUTH WINDSOR, CONNECTICUT 06074

Annual Meeting of Shareholders
to be held on September 17, 2009 at 1:00 p.m.

PROXY STATEMENT

GENERAL INFORMATION

Gerber Scientific, Inc., or “Gerber,” is furnishing this Proxy Statement in connection with the solicitation of proxies by Gerber’s Board of Directors, or the “Board,” for use at the Annual Meeting of Shareholders to be held on Thursday, September 17, 2009, at 1:00 p.m., local time, at Gerber’s corporate headquarters, 83 Gerber Road West, South Windsor, Connecticut, 06074. For your convenience, we have included directions to our corporate headquarters in Appendix A to this Proxy Statement.

This Proxy Statement and the enclosed proxy card are first being mailed to Gerber’s shareholders on or about August 11, 2009.

The Annual Meeting has been called for shareholders (1) to consider and vote upon the election of seven nominees to the Board named in this Proxy Statement, (2) to consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as Gerber’s independent registered public accounting firm for fiscal 2010, (3) to consider and vote upon an amendment to the Gerber Scientific, Inc. 2006 Omnibus Incentive Plan, which we refer to as the “Plan,” to increase by 1,250,000 shares the number of shares of Gerber’s common stock available for issuance under the Plan and (4) to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Proxy Solicitation

Gerber will pay the cost of this proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of Gerber and its subsidiaries may solicit proxies by personal interview, telephone, facsimile, e-mail and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. Gerber will make arrangements with brokerage firms, banks, custodians, nominees and other fiduciaries to forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares. Gerber will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such materials. Gerber will use the services of Georgeson Inc. to aid in the solicitation of proxies at a fee of $11,500 plus reimbursement of out-of-pocket expenses. The total cost to Gerber of such solicitation is not expected to exceed $20,000. Gerber has agreed to indemnify Georgeson Inc. against any losses, claims, damages, liabilities or expenses such firm may incur in providing these services.

A list of shareholders entitled to notice of the Annual Meeting will be open to the examination of any shareholder during regular business hours beginning on August 13, 2009 at Gerber’s corporate headquarters, 83 Gerber Road West, South Windsor, Connecticut, and at the time and place of the Annual Meeting during the whole time of the Annual Meeting.

Voting Procedures

Q:	What shares owned by me may be voted?

A:	You may only vote the shares of Gerber’s common stock owned by you as of the close of business on July 31, 2009, which is the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. These shares include the following:

• shares of common stock held directly in your name as the shareholder of record; and

• shares of common stock held for you, as the beneficial owner, through a broker, bank or other nominee.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Most of Gerber’s shareholders hold their shares through a broker, bank or other nominee, rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

If your shares are registered directly in your name with Gerber’s transfer agent, Computershare Investor Services, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you on behalf of Gerber. As the shareholder of record, you have the right to grant your voting proxy to Gerber officers specified on the enclosed proxy card or to vote in person at the meeting. Gerber has enclosed a proxy card for you to use. Alternatively, you may submit your proxy through the Internet or by telephone as indicated on the enclosed proxy card.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares, which are said to be held in “street name,” and the proxy materials are being sent to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote. You are also invited to attend the meeting, but since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has enclosed a voting instruction card for you to use. If you wish to attend the meeting and vote in person, please mark the box on the voting instruction card received from your broker or nominee and return it to the broker or nominee so that you receive a legal proxy to present at the meeting.

Q:	How may I vote my shares at the meeting?

A:	You may vote shares held directly in your name as the shareholder of record in person at the Annual Meeting. If you choose to vote in person at the Annual Meeting, please bring the enclosed proxy card and proof of identification with you to the meeting. You may vote shares that you beneficially own if you receive and present at the meeting a proxy from your broker or nominee, together with proof of identification. Even if you plan to attend the Annual Meeting, Gerber recommends that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How may I vote my shares without attending the meeting?

A:	Whether you hold shares directly as the shareholder of record or as the beneficial owner of shares held in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. If you are a shareholder of record, you may vote without attending the meeting as follows:

• By Internet — If you have Internet access, you may submit your proxy from any location in the world by following the “Internet Voting” instructions on the proxy card.

• By Telephone — You may submit your proxy by following the “Telephone Voting” instructions on the proxy card.

• By Mail — You may vote by marking, dating and signing your proxy card and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if the proxy is mailed in the United States.

Shares of common stock that are represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting according to the instructions indicated in the proxy. If no instructions are indicated, the shares will be voted FOR approval of the proposals listed on the proxy card. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. The Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the meeting, including a proposal to adjourn the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

If you are a beneficial owner of common stock, please refer to the voting instruction card included by your broker or nominee for applicable voting procedures.

Q:	How may I revoke a proxy?

A:	A proxy submitted by Internet or telephone may be revoked by executing a later-dated proxy card, by subsequently submitting a new proxy through the Internet or by telephone, or by attending the Annual Meeting and voting in person. A shareholder executing a proxy card also may revoke the proxy at any time before it is exercised by giving written notice revoking the proxy to Gerber’s Corporate Secretary, by subsequently submitting another proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not automatically revoke a shareholder’s proxy. All written notices of revocation or other communications with respect to revocation of proxies submitted by proxy card should be addressed to Gerber Scientific, Inc., 83 Gerber Road West, South Windsor, Connecticut 06074, Attention: Corporate Secretary.

Q:	How does the Board recommend that I vote on the proposal to elect the seven nominees to the Board named in this Proxy Statement?

A:	The Board unanimously recommends that shareholders vote FOR this proposal at the Annual Meeting.

Q:	How does the Board recommend that I vote on the proposal to ratify the appointment of PricewaterhouseCoopers LLP as Gerber’s registered independent public accounting firm for fiscal 2010?

A:	The Board unanimously recommends that shareholders vote FOR this proposal at the Annual Meeting.

Q:	How does the Board recommend that I vote on the proposal to approve an amendment to the Plan to increase by 1,250,000 shares the number of shares of common stock that may be issued under the Plan?

A:	The Board unanimously recommends that shareholders vote FOR this proposal at the Annual Meeting.

Q:	What is the quorum required for the Annual Meeting?

A:	A majority of the votes of common stock entitled to be cast at the Annual Meeting on any matter and present in person or by proxy at the Annual Meeting will constitute a quorum for action on that matter at the meeting. Holders of record of the common stock on July 31, 2009 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting. As of the record date, 24,607,644 shares of common stock were outstanding and entitled to be cast on each proposal submitted to shareholders.

Q:	How are votes counted?

A:	Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the meeting, including the election of Directors, for each share held by such shareholder as of the record date. Votes cast in person at the Annual Meeting or by proxy will be tabulated by the inspector of election appointed for the Annual Meeting, who will determine whether a quorum is present. Abstentions and any broker non-votes will be counted for determining the presence of a quorum.

Q:	What vote is required to elect the nominees to the Board named in this Proxy Statement?

A:	Assuming a quorum is present, individual Director nominees are elected by a plurality of the votes cast at the meeting. Accordingly, the Directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of Directors, votes may be cast for or withheld with respect to any or all nominees. A “WITHHELD” vote for any nominee will be counted for purposes of determining the votes present at the meeting.

Q:	What vote is required to ratify the appointment of PricewaterhouseCoopers LLP as Gerber’s independent registered public accounting firm?

A:	Assuming a quorum is present, the appointment of PricewaterhouseCoopers LLP as Gerber’s independent registered public accounting firm will be ratified if the votes cast in favor of ratification exceed the votes cast in opposition to ratification at the Annual Meeting. Abstentions, if any, and broker non-votes will have no effect on the outcome of this proposal.

Q:	What vote is required to approve an amendment to the Plan to increase by 1,250,000 shares the number of shares of common stock that may be issued under the Plan?

A:	Under Connecticut law, assuming a quorum is present, approval of the proposed amendment to the Plan requires that the votes cast in favor of the proposal exceed the votes cast in opposition to the proposal. For purposes of Connecticut law, abstentions, if any, will have no effect on the outcome of this proposal. Under the rules of the New York Stock Exchange, or “NYSE,” on which Gerber’s common stock is listed, the proposal must be approved by a majority of the votes cast on the proposal, so long as the total votes cast on the proposal represent over 50% of the votes that may be cast by holders of common stock entitled to vote on the proposal. For purposes of the NYSE rules, abstentions are treated as votes cast and, accordingly, will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of this proposal.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	This means your shares likely are registered in different forms or are registered in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the Annual Meeting?

A:	Gerber will announce preliminary voting results at the meeting and, if the proposed amendment to the Plan is approved at the Annual Meeting, will file a current report on Form 8-K with the Securities and Exchange Commission, or “SEC,” disclosing shareholder approval of the amendment. Gerber will also publish the final voting results of the Annual Meeting for each proposal in its quarterly report on Form 10-Q for the second quarter of fiscal 2010.

Q:	Is my vote confidential?

A:	Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed or returned to Gerber and handled in a manner intended to protect your voting privacy. Your vote will not be disclosed except (1) as needed to permit Gerber to tabulate and certify the vote, (2) as required by law or (3) in limited circumstances, such as any proxy contest in opposition to the Director candidates nominated by the Board. In addition, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

Annual Report to Shareholders

A copy of Gerber’s annual report to shareholders for the 2009 fiscal year accompanies this Proxy Statement. Gerber has filed an annual report on Form 10-K for fiscal year 2009 with the SEC, which forms a part of the 2009 annual report to shareholders. Shareholders separately may obtain, free of charge, a copy of the 2009 Form 10-K, without exhibits, by writing to Gerber Scientific, Inc., 83 Gerber Road West, South Windsor, Connecticut 06074, Attention: Corporate Secretary. The 2009 Form 10-K is also available through

Gerber’s website at www.gerberscientific.com. The annual report to shareholders and the 2009 Form 10-K are not proxy soliciting materials.

Delivery of Annual Meeting Documents

In accordance with SEC rules, we intend to send a single annual report to shareholders and Proxy Statement to any household where two or more shareholders reside unless we have received contrary instructions from the shareholders. This practice eliminates unnecessary mailings delivered to your home and helps to reduce Gerber’s expenses. Each shareholder will continue to receive a separate proxy card.

If your household receives a single set of Annual Meeting documents for this year, and you would prefer to receive the duplicate copy, please contact the Corporate Secretary, either by calling (860) 644-1551 or by writing to the Corporate Secretary, care of Gerber Scientific, Inc., 83 Gerber Road West, South Windsor, Connecticut 06074. Gerber will provide you with a duplicate copy promptly. If you share an address with another shareholder of Gerber and you would prefer to receive a separate set of Annual Meeting documents in the future, or both of you would prefer to receive only a single set of Gerber’s Annual Meeting documents, please contact the Corporate Secretary at the telephone number or address above.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be Held on September 17, 2009: This Proxy Statement and our 2009 Annual Report to Shareholders are available at www.gerberscientific.com/investors/annuals.htm.

SECURITY OWNERSHIP

The following tables present information regarding beneficial ownership of Gerber’s common stock as of June 30, 2009. This information has been presented in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, beneficial ownership of a class of capital stock as of any date includes any shares of that class as to which a person, directly or indirectly, has or shares voting power or investment power as of that date and also any shares as to which a person has the right to acquire sole or shared voting or investment power as of or within 60 days after that date through the exercise of any stock option, warrant or other right, without regard to whether such right expires before the end of such 60-day period or continues thereafter. If two or more persons share voting power or investment power with respect to specific securities, all of such persons may be deemed to be the beneficial owners of such securities. Information with respect to persons other than the holders listed in the tables below that share beneficial ownership with respect to the securities shown is set forth following the applicable table.

There were 24,608,644 shares of common stock outstanding as of June 30, 2009.

Principal Shareholders

The following table presents, as of June 30, 2009, information based upon Gerber’s records and filings with the SEC regarding each person, other than a Director, Director nominee or executive officer of Gerber, known to Gerber to be the beneficial owner of more than 5% of the common stock:

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner	Beneficial Ownership	Class (%)

Mario J. Gabelli and affiliates	2,247,263	9.13
One Corporate Center
Rye, New York 10580
Zesiger Capital Group LLC	2,051,400	8.34
320 Park Ave. 30th Floor,
New York, New York 10022
Barclays Global Investors, NA	1,851,697	7.52
45 Fremont Street
San Francisco, California 94105
Dimensional Fund Advisors LP	1,685,698	6.85
1299 Ocean Avenue
Santa Monica, California 90401
FMR LLC	1,450,300	5.89
82 Devonshire Street
Boston, Massachusetts 02109
Royce & Associates, LLC	1,360,583	5.53
1414 Avenue of the Americas
New York, New York 10019

The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after that date, by the sum of the number of shares outstanding as of that date plus the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after that date. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner.

The information concerning Mario J. Gabelli and affiliates is based upon an amendment to Schedule 13D filed with the SEC on March 11, 2009. In addition to Mr. Gabelli, each of the following entities that Mr. Gabelli controls or for which he acts as chief investment officer is a reporting person on the Schedule 13D/A: GGCP, Inc.; GAMCO Investors, Inc.; Gabelli Funds, LLC; GAMCO Asset Management, Inc.; and Teton Advisors, Inc.. According to the Schedule 13D/A, Gabelli Funds, LLC has beneficial ownership of 591,000 of the reported shares, GAMCO Investors, Inc. has beneficial ownership of 1,492,863 of the reported shares and Teton Advisers, Inc. has beneficial ownership of 163,400 of the reported shares. Mr. Gabelli is deemed to have beneficial ownership of the shares owned beneficially by each of the foregoing entities. GAMCO Investors, Inc. and GGCP, Inc. are deemed to have beneficial ownership of the shares owned beneficially by each of the foregoing persons other than Mr. Gabelli.

The information concerning Zesiger Capital Group LLC is based upon an amendment to Schedule 13G filed with the SEC on February 10, 2009. Zesiger Capital Group LLC reports that it has sole voting power with respect to 1,588,000 of the reported shares and sole investment power with respect to all of the reported shares. Zesiger Capital Group LLC disclaims beneficial ownership of such shares on the basis that such shares are held in discretionary accounts that it manages.

The information concerning Barclays Global Investors, NA is based upon a Schedule 13G filed with the SEC on February 5, 2009. The shares of common stock shown as beneficially owned by Barclays Global Investors, NA include shares that are reported as held by the following entities in trust accounts for the economic benefit of the beneficiaries of those accounts: Barclays Global Investors, NA; Barclays Global Fund Advisors; Barclays Global Investors, Ltd.; Barclays Global Investors Japan Limited; Barclays Global Investors Canada Limited; Barclays Global Investors Australia Limited; and Barclays Global Investors (Deutschland) AG. Barclays Global Investors, NA reports that each of the foregoing entities has the sole voting and investment power with respect to the shares reported as held by that entity.

The information concerning Dimensional Fund Advisors LP is based upon an amendment to Schedule 13G filed with the SEC on February 9, 2009. Dimensional Fund Advisors LP reports that it is an investment adviser registered under the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. Dimensional Fund Advisors LP reports that, in its role as investment adviser or manager, it possesses investment and/or voting power over all of the reported shares, but that all of the shares shown are owned by the investment companies, trusts and separate accounts and that it disclaims beneficial ownership of such securities.

The information concerning FMR LLC is based upon a Schedule 13G filed with the SEC on February 17, 2009. FMR LLC reports that it is a parent holding company and has sole voting power with respect to 828,500 of the reported shares and sole power to dispose of all of the reported shares. Fidelity Management & Research Company, or “Fidelity,” a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 504,400 of the reported shares as a result of its status as an investment adviser to certain investment companies holding shares of Gerber’s common stock. Edward C. Johnson III and FMR LLC have control of Fidelity and have sole power to dispose of the 504,400 shares reported as beneficially owned by Fidelity. In addition, Pyramis Global Advisors Trust, an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 945,900 of the reported shares as a result of its status as investment manager of institutional accounts holding shares of Gerber’s common stock. Edward C. Johnson III and FMR LLC control Pyramis Global Advisors Trust and have sole power to dispose of 945,900 shares and sole power to vote 828,500 shares reported as beneficially owned by Pyramis Global Advisors Trust.

The information concerning Royce & Associates, LLC is based upon an amendment to Schedule 13G filed with the SEC on January 26, 2009. Royce & Associates, LLC reports that it has sole voting and investment power with respect to all of the reported shares.

Investment in Gerber by Directors and Executive Officers

The following table presents, as of June 30, 2009, information regarding the beneficial ownership of Gerber’s common stock by the following persons:

•	each Director;

•	each nominee to the Board;

•	the “named executive officers” of Gerber as set forth in the “Fiscal 2009 Summary Compensation Table below”; and

•	all of Gerber’s Directors and executive officers as a group.

	Amount and Nature of	Percent of
Name of Beneficial Owner	Beneficial Ownership	Class (%)

Donald P. Aiken	63,109	*
Michael R. Elia	54,841	*
Marc T. Giles	290,227	1.17
John Hancock	152,763	*
Edward G. Jepsen	317,533	1.29
Rodney Larson	34,830	*
Stephen P. Lovass	61,061	*
Randall D. Ledford	24,164	*
John R. Lord	39,164	*
Carole F. St. Mark	48,937	*
W. Jerry Vereen	52,678	*
All Directors and executive officers as a group (17 persons)	1,482,842	5.90

*	Less than one percent.

The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after that date, by the sum of the number of shares outstanding as of that date plus the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after that date. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner.

The shares shown as beneficially owned by Mr. Aiken include 9,000 shares that Mr. Aiken has the right to purchase as of or within 60 days after June 30, 2009 pursuant to the exercise of stock options and 50,109 shares deliverable to Mr. Aiken pursuant to the Gerber Scientific, Inc. Agreement for Deferment of Director Fees, which we refer to as the “Agreement for Deferment of Director Fees,” or deliverable to Mr. Aiken after he ceases to serve as a Director pursuant to the Gerber Scientific, Inc. Non-Employee Director’s Stock Grant Plan, which we refer to as the “Non-Employee Director’s Stock Grant Plan.”

The shares shown as beneficially owned by Mr. Giles include 121,666 shares that Mr. Giles has the right to purchase as of or within 60 days after June 30, 2009 pursuant to the exercise of stock options.

The shares shown as beneficially owned by Mr. Hancock include 107,025 shares that Mr. Hancock has the right to purchase as of or within 60 days after June 30, 2009 pursuant to the exercise of stock options.

The shares shown as beneficially owned by Mr. Jepsen include 26,933 shares deliverable to Mr. Jepsen after he ceases to serve as a Director pursuant to the Non-Employee Director’s Stock Grant Plan.

The shares shown as beneficially owned by Mr. Larson include 11,666 shares that Mr. Larson has the right to purchase as of or within 60 days after June 30, 2009 pursuant to the exercise of stock options.

The shares shown as beneficially owned by Dr. Ledford are deliverable to Dr. Ledford after he ceases to serve as a Director pursuant to the Non-Employee Director’s Stock Grant Plan.

The shares shown as beneficially owned by Mr. Lord include 24,164 shares deliverable to Mr. Lord after he ceases to serve as a Director pursuant to the Non-Employee Director’s Stock Grant Plan.

The shares shown as beneficially owned by Mr. Lovass include 36,667 shares that Mr. Lovass has the right to purchase as of or within 60 days after June 30, 2009 pursuant to the exercise of stock options.

The shares shown as beneficially owned by Ms. St. Mark include 9,000 shares that Ms. St. Mark has the right to purchase as of or within 60 days after June 30, 2009 pursuant to the exercise of stock options and 38,937 shares deliverable to Ms. St. Mark pursuant to the Agreement for Deferment of Director Fees or deliverable to her after she ceases to serve as a Director pursuant to the Non-Employee Director’s Stock Grant Plan.

The shares shown as beneficially owned by Mr. Vereen include 9,000 shares that Mr. Vereen has the right to purchase as of or within 60 days after June 30, 2009 pursuant to the exercise of stock options, 1,000 shares held of record by a trust for which Mr. Vereen serves as trustee, and 33,678 shares deliverable to Mr. Vereen after he ceases to serve as a Director pursuant to the Non-Employee Director’s Stock Grant Plan.

The shares shown as beneficially owned by all Directors and executive officers as a group include a total of 529,404 shares that all Directors and executive officers as a group have the right to purchase as of or within 60 days after June 30, 2009 pursuant to the exercise of stock options and a total of 197,985 shares deliverable to Directors pursuant to the Agreement for Deferment of Director Fees or pursuant to the Non-Employee Director’s Stock Grant Plan.

AGENDA ITEM 1:

ELECTION OF DIRECTORS

Nominees for Election as Directors

As proposal 1 for the Annual Meeting, shareholders are asked to consider and vote upon the election of the seven nominees to the Board identified below.

Gerber’s Amended and Restated Certificate of Incorporation provides that all Directors will stand for election for one-year terms ending at the Annual Meeting.

Gerber’s Amended and Restated By-Laws provide that the Board will consist of not fewer than three or more than 11 Directors, with the actual number to be determined by Board resolution from time to time. The number of Directors currently constituting the entire Board is seven.

The Board has nominated Donald P. Aiken, Marc T. Giles, Edward G. Jepsen, Randall D. Ledford, John R. Lord, Carole F. St. Mark and W. Jerry Vereen as nominees for election as Directors of Gerber for a one-year term, until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified. Each of the nominees is an incumbent Director.

The nominees have indicated that they are willing and able to serve as Directors if elected. If any of such nominees should become unable or unwilling to serve, the proxies intend to vote for such substitute nominees as may be designated by the Board upon the recommendation of the Nominating and Corporate Governance Committee of the Board.

Approval of Nominees

Approval of the nominees named above requires the affirmative vote of a plurality of the votes cast at the Annual Meeting. Votes may be cast for or withheld with respect to any or all nominees. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy for the election of each of the nominees. You may not cumulate your votes in the election of Directors.

The Board unanimously recommends a vote FOR the election of each of the nominees named above to serve as Directors.

Information About the Nominees

Biographical information concerning each of the nominees as of June 30, 2009 is presented below.

Donald P. Aiken, age 65, has served as a Director since 1997 and has served as Chairman of the Board of Gerber since February 1, 2004. Mr. Aiken is retired. From August 2003 through December 2005, Mr. Aiken served as a director of ABB Lummus Global, a subsidiary of ABB Ltd., a provider of engineering, procurement and construction-related services for customers in the oil and gas, petrochemical and refining, and power industries. Mr. Aiken also served as a consultant to ABB, Inc., a provider of power and automation technologies for utility and other industrial customers, from February 2004 through December 2005. He served as President and Chief Executive Officer of ABB, Inc. from February 2001 to January 2004. Mr. Aiken served on the board of directors of Xerium Technologies, Inc., a manufacturer and supplier of products used in the production of paper, until December 2008.

Marc T. Giles, age 53, has served as Director, President and Chief Executive Officer of Gerber since November 2001. Mr. Giles began his career with Gerber in November 2000 as a Senior Vice President of Gerber and President of Gerber Technology, Inc. Before joining Gerber, Mr. Giles spent twelve years with FMC Corp., a producer of machinery and chemicals for industry and agriculture, where he served in a number of senior positions in sales and marketing management, strategy development, mergers and acquisitions, and general management. Mr. Giles serves as a director on the boards of Lydall Inc., a provider of specialty engineered products for the thermal/acoustical and filtration/separation markets, and the Connecticut Business & Industry Association.

Edward G. Jepsen, age 66, has served as a Director since 2003. Mr. Jepsen is retired. Mr. Jepsen was the Executive Vice President and Chief Financial Officer of Amphenol Corporation from November 1988 until December 31, 2004. Amphenol Corporation is a manufacturer of electronic interconnect components. Mr. Jepsen is a member of the board of directors of Amphenol Corporation and is a director of and chairman of the audit and finance committee and member of the compensation committee of ITC Holdings Corp., an investor in electricity transmission infrastructure improvements. Mr. Jepsen is Chair of Gerber’s Audit and Finance Committee and serves on its Management Development and Compensation Committee.

Randall D. Ledford, Ph.D., age 59, has served as a Director since 2003. Dr. Ledford has served since 1997 as Senior Vice President and Chief Technology Officer of Emerson Electric Company and as President of Emerson Venture Capital. Emerson Electric is engaged principally in the worldwide design, manufacture and sale of a broad range of electrical, electromechanical and electronic products and systems. Dr. Ledford serves on Gerber’s Audit and Finance Committee and its Nominating and Corporate Governance Committee.

John R. Lord, age 65, has served as a Director since 2003. Mr. Lord served as the non-executive chairman of Carrier Corporation from January 2000 until April 2006. Mr. Lord was President and Chief Executive Officer of Carrier Corporation from April 1995 until his retirement in January 2000. Carrier Corporation, a division of United Technologies Corp., is the world’s largest manufacturer of air conditioning, heating and refrigeration equipment. Mr. Lord currently serves as a director of Amphenol Corporation, a manufacturer of electronic interconnect components. Mr. Lord serves as Chair of Gerber’s Management Development and Compensation Committee and on its Audit and Finance Committee.

Carole F. St. Mark, age 66, has served as a Director since 1997. Ms. St. Mark is the founder and President of Growth Management LLC, a business development and strategic management company. Before her association with Growth Management LLC, Ms. St. Mark was employed by Pitney Bowes, Inc., a provider of office equipment and services, from 1980 to 1997, during which period she served in several senior positions, including President and Chief Executive Officer of Pitney Bowes Business Services. Ms. St. Mark serves as Chair of Gerber’s Nominating and Corporate Governance Committee and on its Management Development and Compensation Committee.

W. Jerry Vereen, age 68, has served as a Director since 1994. Mr. Vereen has served since 1976 as President of Riverside Manufacturing Company and its subsidiaries and also serves as that company’s Chairman and Chief Executive Officer. Riverside Manufacturing Company is primarily engaged in manufacturing and selling uniforms and business apparel to businesses and government agencies worldwide. Mr. Vereen serves on the board of directors of Georgia Power Company, where he also serves on the executive committee and the nuclear committee, of which he is chairman. He is a past chairman and current director of the American Apparel and Footwear Association, and past chairman and current member of the board of directors of the International Apparel Federation, which is headquartered in Amsterdam, Netherlands. Mr. Vereen is also a director of the National Association of Uniform Manufacturers and Distributors. Mr. Vereen serves on Gerber’s Audit and Finance Committee, Nominating and Corporate Governance Committee and Management Development and Compensation Committee.

Board of Directors and Committees of the Board of Directors

The Board currently has a standing Audit and Finance Committee, a standing Management Development and Compensation Committee, and a standing Nominating and Corporate Governance Committee. The Board held 13 meetings during Gerber’s 2009 fiscal year, which ended on April 30, 2009. During fiscal 2009, each Director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by each committee of the Board on which such Director served during the period for which such Director served.

Director Independence.  The Board has affirmatively determined that all of the current Directors, other than Marc T. Giles, are “independent” of Gerber within the meaning of rules of the NYSE, on which Gerber’s common stock is listed. For a Director to be “independent” under the NYSE rules, the Board must affirmatively determine that the Director has no material relationship with Gerber, either directly or as a partner, shareholder or officer of an organization that has a relationship with Gerber. The Board has adopted a categorical independence standard. Under this standard, a Director will not fail to qualify as independent solely because the Director served as an employee of any company that has made payments to, or received payments from, Gerber for property or services in an amount which in any of the last three fiscal years does not exceed the greater of $750,000 or 2% of such other company’s consolidated gross revenues. In making its independence determinations, the Board considered the fact that, during fiscal 2009, a company with which W. Jerry Vereen is affiliated purchased goods from Gerber for a total purchase price of $50,390 in transactions that were in the ordinary course of business. The Board did not consider this relationship to affect Mr. Vereen’s independence due to the relatively small monetary amounts of the transactions and the fact that the transactions were made in the ordinary course of business.

Consistent with the NYSE rules, Gerber’s Corporate Governance Principles require Gerber’s independent Directors to meet in executive session at every Board or committee meeting without any management Director or other member of management present. The Chair of the Board, who is currently Mr. Aiken, presides over each executive session.

Audit and Finance Committee.  The Audit and Finance Committee, which held four meetings during fiscal 2009, currently consists of Mr. Jepsen, who is the Chair, Dr. Ledford, Mr. Lord and Mr. Vereen. The Board has determined that each member of this committee satisfies the NYSE’s director independence standards. The Board also has determined that Edward G. Jepsen is an “audit committee financial expert,” as such term is defined in the SEC’s rules, and is independent of management within the meaning of the NYSE’s rules. This committee is responsible, among its other duties, for engaging, overseeing, evaluating and replacing Gerber’s independent registered public accounting firm, pre-approving all audit and non-audit services by the independent registered public accounting firm, reviewing the scope of the audit plan and the results of the audit with management and the independent registered public accounting firm, reviewing the internal audit function, reviewing the adequacy of Gerber’s system of internal accounting controls and disclosure controls and procedures, reviewing the financial statements and other financial information included in Gerber’s annual and quarterly reports filed with the SEC, and exercising oversight with respect to Gerber’s policies and procedures regarding adherence with legal requirements and risk management process.

Management Development and Compensation Committee.  The Management Development and Compensation Committee, which held seven meetings during fiscal 2009, currently consists of Mr. Lord, who is the Chair, Ms. St. Mark, Mr. Jepsen and Mr. Vereen. The Board has determined that each member of this committee satisfies the NYSE’s director independence standards.

The two primary purposes of the Management Development and Compensation Committee are to evaluate and develop executive talent for Gerber and to conduct reviews of Gerber’s executive compensation strategies and oversee Gerber’s overall compensation programs.

The specific functions and responsibilities of the Management Development and Compensation Committee are set forth in the Committee’s charter. Under its charter, the Committee’s responsibilities include, among other things:

•	establishing a total compensation philosophy and policies that fairly reward Gerber’s executive officers for performance benefiting shareholders and that effectively attract and retain the executive resources necessary to manage Gerber;

•	assessing the competitiveness of each element of compensation paid to Gerber’s executive officers;

•	reviewing and approving the goals and objectives relevant to compensation of the Chief Executive Officer, or “CEO,” evaluating the performance of the CEO based on those goals and objectives, and approving the CEO’s compensation based on this evaluation;

•	reviewing the CEO’s evaluation of the performance of Gerber’s other executive officers based on the objectives established and approved by the Committee, and reviewing and approving the compensation of the other executive officers, taking into consideration, among other things, the recommendations of the CEO;

•	administering Gerber’s equity compensation plans, including approving equity incentive guidelines, the general size of overall grants, and specific grants to Gerber’s executive officers and other employees; and

•	reviewing succession plans relating to Gerber’s executive officers, including candidate readiness, management development initiatives and the need for external talent acquisition.

Under its charter, the Committee has the right to delegate some or all aspects of its authority and responsibilities to subcommittees of the Committee. During fiscal 2009, the Committee delegated oversight of Gerber’s pension, 401(k) and nonqualified supplemental employee retirement plans to the executive-led Investment and Benefits Committees. The Committee did not otherwise delegate any of its responsibilities, including its responsibilities in approving equity grants to Gerber employees generally.

As discussed in the “Compensation Discussion and Analysis” below, the CEO, Mr. Giles, annually reports to the Committee his review and evaluation of each of Gerber’s other executive officers including the named executive officers set forth in the “Fiscal 2009 Summary Compensation Table” below. Mr. Giles also recommends to the Committee the base salaries or base salary increases for each such executive, as well as the size of annual equity grants, if any, to be awarded to each officer. In addition, although the Committee as a whole reviews and approves the performance targets to be used each year for purposes of Gerber’s annual incentive compensation plan, Mr. Giles and Gerber’s Vice President, Global Human Resources, collectively recommend to the Committee the “threshold” level of performance that must be reached prior to any payments under the plan, as well as the “maximum” amounts that can be earned pursuant to the plan. With respect to all of these recommendations, however, the Committee has the final review and approval. Gerber’s Vice President, Global Human Resources, serves as management’s liaison to the Committee and works with the Committee Chair to prepare the agendas for its regularly scheduled and, if applicable, special meetings.

Under the Committee’s charter, the Committee has the sole authority to retain, amend the engagement of and terminate any compensation consultant used to assist in the evaluation of CEO or executive officer compensation. As discussed in the “Compensation Discussion and Analysis” below, the Committee retained Hewitt Associates, or “Hewitt,” in fiscal 2008 to conduct a peer group study to determine how Gerber’s executive compensation compared with executive compensation paid by comparable businesses. At the request of the Committee, Hewitt reviewed the proxy compensation data for 21 U.S.-based peer companies, as chosen by the Committee, and adjusted all of the data to be comparable based on Gerber’s revenue. As further described in the “Compensation Discussion and Analysis” below, as a result of this study, the Committee asked the Vice President, Global Human Resources, to propose a new equity program structure, with Hewitt providing guidance and oversight and the Committee retaining final authority for both Hewitt’s consulting services and the design of the program. In accordance with this request by the Committee, the Vice President, Global Human Resources, proposed, Hewitt endorsed and the Committee approved a plan to double the executive long-term incentives over a three-year period and to implement, for members of the senior management team, a shift to grants of stock options and restricted stock, in lieu of grants of stock options only.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee, which held two meetings during fiscal 2009, currently consists of Ms. St. Mark, who is the Chair, Dr. Ledford and Mr. Vereen. The Board has determined that each member of this committee satisfies the NYSE’s director independence standards. This committee is responsible for recommending candidates to the Board for election to the Board and for making recommendations to the Board regarding corporate governance matters, including matters relating to Board size, membership qualifications and the composition of Board committees.

The written charters governing the Audit and Finance Committee, the Management Development and Compensation Committee, and the Nominating and Corporate Governance Committee, as well as Gerber’s Corporate Governance Principles, are posted on the governance page of Gerber’s website at www.gerberscientific.com. You may also obtain a copy of any of these documents without charge by writing to Gerber Scientific, Inc., 83 Gerber Road West, South Windsor, Connecticut 06074, Attention: Corporate Secretary.

Director Nomination Process

The Board has, by resolution, adopted a Director nominations policy. The purpose of the nominations policy is to describe the process by which candidates for possible inclusion in Gerber’s recommended slate of Director nominees are selected. The nominations policy is administered by the Nominating and Corporate Governance Committee.

The Board does not currently prescribe any minimum qualifications for Director candidates. Consistent with the criteria for the selection of Directors approved by the Board, the Nominating and Corporate Governance Committee will take into account Gerber’s current needs and the qualities needed for Board service, including experience and achievement in business, finance, technology or other areas relevant to Gerber’s activities; reputation, ethical character and maturity of judgment; diversity of viewpoints, backgrounds and experiences; absence of conflicts of interest that might impede the proper performance of the responsibilities of a Director; independence under SEC and NYSE rules; service on other boards of directors; sufficient time to devote to Board matters; and ability to work effectively and collegially with other Board members. In the case of incumbent Directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee will review such Directors’ overall service to Gerber during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such Directors with Gerber during their term. For those potential new Director candidates who appear upon first consideration to meet the Board’s selection criteria, the Nominating and Corporate Governance Committee will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates.

The Nominating and Corporate Governance Committee may use multiple sources for identifying Director candidates, including its own contacts and referrals from other Directors, members of management, Gerber’s advisors, and executive search firms. The Nominating and Corporate Governance Committee will consider Director candidates recommended by shareholders and will evaluate such Director candidates in the same manner in which it evaluates candidates recommended by other sources. In making recommendations for Director nominees for the Annual Meeting of Shareholders, the Nominating and Corporate Governance Committee will consider any written recommendations of Director candidates by shareholders received by the Corporate Secretary of Gerber not later than 120 days before the anniversary of the previous year’s Annual Meeting of Shareholders. Recommendations must include the candidate’s name and contact information and a statement of the candidate’s background and qualifications, and must be mailed to Gerber Scientific, Inc., 83 Gerber Road West, South Windsor, Connecticut 06074, Attention: Corporate Secretary.

The nominations policy is intended to provide a flexible set of guidelines for the effective functioning of Gerber’s Director nominations process. The Nominating and Corporate Governance Committee anticipates that modifications to the nominations policy may be necessary from time to time as Gerber’s needs and circumstances evolve, and as applicable legal or listing standards change. The Nominating and Corporate Governance Committee may amend the nominations policy at any time, in which case the most recently amended version of the policy will be made available on the governance page of Gerber’s website at www.gerberscientific.com.

Director Attendance at the Annual Meeting of Shareholders

The Board has adopted a policy that all Directors should attend the Annual Meeting of Shareholders. All seven members of the Board at the time of the 2008 Annual Meeting of Shareholders attended that Annual Meeting.

Communications With the Board of Directors

The Board welcomes communications from its shareholders and other interested parties, and has adopted a procedure for receiving and addressing those communications. Interested parties may send written communications to the full Board, the non-management Directors as a group or any individual Director by addressing such communications to the attention of the Corporate Secretary at the following address: Gerber Scientific, Inc., 83 Gerber Road West, South Windsor, Connecticut 06074. The Corporate Secretary will review and forward all such communications to the intended recipient.

Complaint Process

Gerber has established formal procedures for receiving and handling complaints regarding accounting, auditing and internal controls matters. Gerber has a telephone hotline for employees to submit their concerns regarding violations or suspected violations of law and for reporting questionable accounting or auditing matters and other accounting, internal accounting controls or auditing matters on a confidential, anonymous basis. Employees or others may report any concerns regarding these matters by calling 1-866-384-4277, by filing a report on www.ethicspoint.com, or by writing to the addresses provided in Gerber’s Policy for Handling Complaints, which is posted on the governance page of Gerber’s website at www.gerberscientific.com. Any concerns regarding accounting or auditing matters reported through this process are communicated to the Chair of the Audit and Finance Committee.

Financial Code of Ethics and Code of Business Conduct and Ethics

Gerber has adopted a Financial Code of Ethics applicable to its Chief Executive Officer and other senior financial officers, who include Gerber’s principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Financial Code of Ethics, which constitutes a “code of ethics” as defined by Item 406 of the SEC’s Regulation S-K, is posted on Gerber’s website at www.gerberscientific.com. In addition, Gerber has adopted a Code of Business Conduct and Ethics applicable to all Directors, officers and employees. The Code of Business Conduct and Ethics sets forth Gerber’s policies and expectations with respect to the conduct and ethical standards expected of covered individuals, and is also posted on Gerber’s website at www.gerberscientific.com. Copies of these documents may be obtained by any shareholder without charge by writing to Gerber Scientific, Inc., 83 Gerber Road West, South Windsor, Connecticut 06074, Attention: Corporate Secretary. To the extent required by SEC and NYSE rules, Gerber intends to disclose any amendments to the Financial Code of Ethics and any waiver of a provision of the Financial Code of Ethics for the benefit of its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on Gerber’s website within four business days following any such amendment or waiver, or within any other period that may be required under SEC or NYSE rules from time to time.

DIRECTOR COMPENSATION

Gerber currently has six non-employee Directors and one director, Mr. Giles, who is an employee.

Cash Fees

Directors who are not employees of Gerber receive an annual fee of $40,000 for their service on the Board. The Chair of the Audit and Finance Committee receives an additional annual fee of $5,000. In addition to their annual fees, non-employee Directors receive fees of $1,500 for each Board meeting attended, $1,500 for each committee meeting attended or, for any Director who serves as Chair of a committee, $3,000 for each committee meeting attended. Meeting attendance fees are paid whether attendance is in person or by conference telephone. Although the Chairman of the Board attends the committee meetings, he does not receive fees for his attendance. All fees for Board and committee service are paid in cash. Directors who are also employees of Gerber receive no fees for their service on the Board. All Directors are entitled to reimbursement for their reasonable out-of-pocket travel expenditures incurred in attending Board committee meetings.

Equity Grants

The Non-Employee Director’s Stock Grant Plan credits non-employee Directors annually with 5,000 shares of Gerber’s common stock. One quarter of these shares, or 1,250 shares, are credited to a Director’s account on the last business day of each calendar quarter. Delivery of such shares is deferred until the Director ceases to serve as a Director. All shares are issued under the Gerber Scientific, Inc. 2006 Omnibus Incentive Plan and are fully vested upon grant.

Chairman’s Fee

Mr. Aiken serves as Chairman of the Board. In addition to receiving the compensation for service as a Director described above, Mr. Aiken receives a fee of $12,500 per month for his services as Chairman.

Deferrals

Under the Agreement for Deferment of Director Fees, each non-employee Director may elect to defer all or part of the Director’s annual cash fees and Board and committee meeting cash attendance fees until a future date selected by the Director. Until the termination of the Gerber Scientific, Inc. 1992 Non-Employee Director Stock Option Plan in August 2002, a Director could elect to have the deferral held in cash, on which interest accrues at market rates, or in shares of Gerber common stock issued under that plan. From August 2002 until the Agreement for Deferment of Director Fees was amended in January 2006, deferred amounts were held in cash, on which interest accrued at market rates. In January 2006, the Agreement for Deferment of Director Fees was amended to provide non-employee Directors with the option, from and after January 1, 2006, to have amounts deferred held in shares of Gerber common stock or in cash, on which interest accrues at market rates. A total of 100,000 shares of Gerber common stock may be issued pursuant to the Agreement for Deferment of Director Fees to be credited to a Director’s account established in accordance with the Agreement. These arrangements remain in effect notwithstanding the termination of the 1992 Non-Employee Director Stock Option Plan.

The following table shows the compensation paid to or earned by the non-employee Directors for fiscal 2009.

Fiscal 2009 Director Compensation Table

					Change in
					Pension
	Fees				Value and
	Earned or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name(1)	($)	($)(2)	($)(3)	($)	Earnings ($)	($)	($)

Donald P. Aiken	211,000	35,025	—	—	—	—	246,025
Chairman
W. Jerry Vereen	80,500	35,025	—	—	—	—	115,525
Member of Audit and Finance Committee, Nominating and Corporate Governance Committee and Management Development and Compensation Committee
Carole F. St. Mark	76,000	35,025	—	—	—	—	111,025
Chair of Nominating and Corporate Governance Committee and Member of Management Development and Compensation Committee
Edward G. Jepsen	87,250	35,025	—	—	—	—	122,275
Chair of Audit and Finance Committee and Member of Management Development and Compensation Committee
John R. Lord	86,500	35,025	—	—	—	—	121,525
Chair of Management Development and Compensation Committee and Member of Audit and Finance Committee
Randall D. Ledford	68,500	35,025	—	—	—	—	103,525
Member of Nominating and Corporate Governance Committee and Audit and Finance Committee

(1)	Mr. Giles is the only Director who is an employee of Gerber. Mr. Giles does not receive any compensation for his service on the Board.

(2)	Amounts represent the dollar amount recognized for financial statement reporting purposes for each non-employee Director in fiscal 2009 as computed in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” or “SFAS 123R.” Because shares issued to the non-employee Directors are fully vested at grant, the amount shown also represents the full grant date fair value of each annual fee award of $35,025 computed in accordance with SFAS 123R. For the assumptions relating to this valuation, see Note 11 to Gerber’s 2009 audited financial statements included in the annual report to shareholders that accompanies this Proxy Statement.

(3)	As stated in the narrative preceding the table, all grants of common stock to the non-employee Directors are fully vested upon grant. Under the 1992 Non-Employee Director Stock Option Plan, which expired in August 2002, the following Directors continue to hold unexercised stock options, all of which were fully vested as of April 30, 2009:

Director	Options (#)

Donald P. Aiken	9,000
W. Jerry Vereen	9,000
Carole F. St. Mark	9,000

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Objectives

The primary objective of the Gerber executive compensation program is to attract, retain and motivate high-quality talent. We expect our executives to effectively manage Gerber’s resources, maintain its fiscal integrity and enhance its long-term growth potential. We reward them for attaining specific short-term performance goals and provide equity to reward long-term performance. Each member of our senior management team, which includes the five named executive officers set forth in the “Fiscal 2009 Summary Compensation Table” following this Compensation Discussion and Analysis, who are referred to as the “named executive officers,” receives a total compensation package that is primarily performance-based.

We structure executive compensation to:

•	match incentive-based pay to Gerber’s annual goals and business strategies;

•	support our management development program by paying our executives competitively and fairly; and

•	align executive and shareholder interests through equity compensation.

“Total Compensation” Philosophy

In determining any element of a named executive officer’s compensation, we believe the Management Development and Compensation Committee, which we refer to as the “Committee,” must consider the total compensation package for our review to be effective. The total package includes salary, annual incentive compensation and long-term equity. The Committee also considers retention-focused compensation, such as Gerber’s benefits program, and any compensation payable upon the executive’s termination. The elements of Gerber’s executive compensation are discussed in more detail under “Elements of Our Executive Compensation Program” below. In general, the Committee considers the following factors when setting executive compensation:

•	each executive’s performance;

•	each executive’s current total compensation level relative to peer companies;

•	Gerber’s ability to afford the total compensation package;

•	the desire to link pay and performance; and

•	the relative pay among our executives.

Genesis of Current Executive Compensation Program

In 2004, we initiated a comprehensive review and redesign of Gerber’s executive compensation program. We began by comparing Gerber’s program to other programs within a peer group of companies. In particular, we set out to:

•	confirm Gerber’s historical practice of linking incentive compensation with results measured at the company and business unit levels;

•	tighten the existing severance and change in control agreements and thus also construct a model agreement for future use; and

•	align base salaries with market conditions and individual performance.

Although we began our review in 2004, we did not fully implement the re-designed program until Gerber’s shareholders approved the Gerber Scientific, Inc. 2006 Omnibus Incentive Plan in September 2006. The Committee believes the review met each of the three key objectives set forth above and used the results in making compensation decisions for fiscal years 2005 through 2009.

Fiscal 2008 Review of Executive Compensation Program and Peer Group

During fiscal 2008, the Committee engaged Hewitt Associates to conduct a new peer group study to determine how our executive compensation compared with the executive compensation of comparable businesses. At the Committee’s request, Hewitt reviewed proxy data for 21 U.S.-based peer companies. The Committee chose these data sources because they represent mid-sized, technology-based manufacturing companies or divisions of larger manufacturing companies with business units comparable to those of Gerber. We view many of these companies and business units as our competitors for talent. In light of some significant differences in scale among the companies, however, Hewitt adjusted all of the data to be comparable based on Gerber’s annual revenue. The following 21 companies were included in the peer group for Marc T. Giles, our CEO, and our other corporate executives, including the other named executive officers:

3D Systems Corporation	ESCO Technologies, Inc.	Newport Corporation
Applied Materials, Inc.	Esterline Technologies Co.	Parametric Technology Corporation
Brooks Automation, Inc.	Excel Technology, Inc.	Rofin-Sinar Technologies, Inc.
Cadence Design Systems, Inc.	GSI Group, Inc.	Roper Industries, Inc.
Coherent, Inc.	KLA-Tencor Corporation	Stratasys, Inc.
Cymer, Inc.	Mentor Graphics Corporation	Tektronix, Inc.
Electroglas, Inc.	MKS Instruments, Inc.	Veeco Instruments, Inc.

The study was completed in the summer of 2007. The study’s primary findings concerning Gerber’s executive compensation showed that:

•	base salaries were marginally below the 50th percentile;

•	short-term incentive compensation was significantly below the 50th percentile;

•	long-term incentives were significantly below the 50th percentile; and

•	equity compensation practices had shifted toward a more even balance of restricted stock and stock option grants.

Although the Committee requested Hewitt to review the compensation paid by Gerber as compared to the market, we do not strive to pay our executive officers, including the named executive officers, at a specific percentile of the market, whether by element or in total. Instead, the Committee used the information to understand what constitutes the median in executive compensation, by element as well as total compensation, among the companies with which we compete for our executives, and to obtain a general understanding of current compensation practices. The Hewitt data showed that our short-term and long-term incentives were not in line with our peer groups. The Committee concluded that our short-term incentives could be closer to the median of our peers if Gerber’s performance improved against the applicable performance targets, but that a more comprehensive plan was needed to improve our long-term incentives as compared to the market. A three-year plan, tied to Gerber’s performance, was introduced to improve long-term incentive compensation. Other factors, as described below under “Other Considerations in Setting of Executive Compensation,” affect amounts actually paid to our executives.

Upon reviewing the results of the study, the Committee, the Vice President, Global Human Resources, and the CEO, with regard to executives who report directly to the CEO, agreed that base pay did not need to be addressed systematically, although action with respect to individual executives might be appropriate over time. They further agreed that the annual incentive structure and target payouts were appropriate and that a combination of realistic objectives and strong performance would bring payouts into an appropriate range. Moreover, the survey showed that the relative pay among senior officers, including our CEO and other named executive officers, was relatively balanced as compared to that of our peers. Within these positions, experience and size of the business are factors to be considered. The Committee asked the Vice President, Global Human Resources, to propose a new equity program structure, with Hewitt providing guidance and oversight and the Committee retaining final authority for both Hewitt’s consulting services and the design of the program.

As a result of this request by the Committee, the Vice President, Global Human Resources, proposed, Hewitt endorsed and the Committee approved a plan to double the executive long-term incentives over a three-

year period. The initial grants under this program were made in December 2007. The major change from previous practice was to shift grants made to members of the senior management team (consisting of executives who report directly to the CEO), including each of the named executive officers, from all stock options to a mix of stock options and restricted stock.

The shift toward restricted stock was consistent with the Hewitt study results. The Committee also felt that restricted stock provided greater perceived value to recipients compared to the number of stock options that could be awarded for the same total charge to earnings. Moreover, the Committee considered that restricted stock has downside risk of loss of value similar to the downside risk faced by shareholders, and that the shift provides for greater alignment between the interests of management and shareholders. The Committee decided, however, to maintain a significant stock option component, because this form of equity-based compensation requires an increase in the stock price to produce value for the executive, thereby creating a stronger pay for performance link.

The ultimate implementation of this three-year plan is at the Committee’s discretion and is dependent on Gerber’s satisfaction of business objectives identified in Gerber’s three-year business plan reviewed by the Board of Directors. If this program is fully implemented, the program would bring the long-term compensation component of total executive compensation into line with the long-term compensation practices of our peers, as identified in the Hewitt study. In light of the company’s business performance in fiscal 2009 and the current stock price, we believe it is unlikely that the plan will be fully implemented.

Information about equity grants made to the named executive officers is provided under “Long-Term Equity Incentive Compensation” below.

Other Considerations in Setting of Executive Compensation

In addition to the peer group information described above, the Committee also considers the following when setting executive compensation:

•	individual performance, which we measure in consultation with Mr. Giles (except when assessing Mr. Giles’s own performance);

•	span of management control;

•	relative pay between executive officers, given the complexity and importance of their responsibilities;

•	the executive’s ability to demonstrate and build teamwork;

•	the executive’s effort to build Gerber for the long-term, as well as achieve short-term results;

•	the executive’s leadership and growth potential; and

•	the affordability of the compensation package to Gerber.

We discuss the material considerations affecting the fiscal 2009 compensation paid to our named executive officers below.

Elements of Our Executive Compensation Program

For fiscal 2009, Gerber’s executive compensation program for the named executive officers consisted of the five basic components listed below:

•	base salary;

•	a performance-based annual cash incentive tied to company and business unit performance metrics, as applicable;

•	grants of long-term equity compensation, composed of stock options which vest over a three-year period and restricted stock which vests over a four-year period;

•	a defined benefit retirement pension plan and a 401(k) plan available to all of our employees, including the named executive officers, on an equal basis, as well as, for our more highly paid employees (including the named executive officers), a supplemental employment retirement plan, or “SERP”; and

•	competitive severance and change in control agreements for the named executive officers and some other senior executives.

Base Salary

Generally, base salary increases reflect an individual executive’s performance for the prior fiscal year and are intended keep the executive’s base salary competitive for retention purposes. In approving base salary increases for fiscal 2009, the Committee reviewed the factors set forth above under “Other Considerations in Setting of Executive Compensation” for each named executive officer. In total, fiscal 2008 represented a good performance year, as Gerber improved revenue by 11.3% and improved diluted earnings per share by 5.2%. Performance is reviewed at the August meeting of the Committee based on the preceding fiscal year performance and changes are implemented in September. In recognition of this performance, and in consideration of the additional factors noted below, the Committee approved the following:

•	Mr. Giles, our CEO, was given a 5.3% base salary increase, from $570,000 to $600,000, based on the overall strong performance in leading Gerber, particularly with regard to placing Gerber on a stronger financial footing and reinvigorating the new product development process. The Committee believes that the base salary for Mr. Giles, relative to our other executive officers, is appropriate given his level of responsibility within the company and the fact that his base salary is comparable on a relative basis with CEO base salaries paid by our peer companies.

•	Mr. Elia, our CFO, joined Gerber at the very end of fiscal 2008 and therefore was not eligible for a salary increase based on fiscal 2008 performance. His salary remained at $350,000.

•	The Committee approved a base salary increase of 10.3% for Mr. Hancock, who took on the additional responsibility of managing the shared Customer Service organization. Mr. Larson received an increase of 6.3% based on strong Spandex performance. Mr. Lovass received a 10.9% increase, based on his transfer to a larger business unit as President.

In December 2008, each of the named executives took a voluntary pay cut as part of an initiative to reduce costs in response to adverse economic conditions. Mr. Giles took a temporary 15% reduction in his base salary, which continued throughout fiscal 2009 and into fiscal 2010. Each of the other named executives took a similar 10% reduction in base salary.

2009 Annual Incentive Compensation Plan

Annual incentive compensation is a primary component of our performance-driven compensation program. We find it particularly productive to match incentive-based pay to Gerber’s annual strategic goals. This allows us to adapt our executive compensation to evolving business plans. In recent years, we have identified improved earnings and cash flow as our annual strategic goals tied to incentive compensation. In fiscal 2006, we targeted improved earnings and cash flow, as we have done historically. We also added revenue as a new performance metric. We continued this practice in fiscal 2008.

For fiscal 2009, the Committee determined to simplify the annual incentive compensation plan and focus more on cash management and increasing margins, as recommended by the CEO. Accordingly, each corporate participant’s annual bonus, if any, was based 70% on corporate earnings before interest and taxes, or “EBIT,” and 30% on certain working capital components as a percentage of sales. Each business unit participant’s annual bonus, if any, was based 40% on corporate EBIT, 30% on certain working capital components as a percentage of sales and 30% on business unit EBIT. The Committee believed that this bonus formula would encourage our senior executives to take advantage of opportunities to use cash more efficiently in the operation of the business.

In approving the performance targets for each metric for fiscal 2009, the Committee reviewed Gerber’s budget for the fiscal year, which is set by our senior management and approved by the Board of Directors. The Committee then set the targets as a percentage of Gerber’s budget with respect to each metric. No payments would be made under the incentive plan unless Gerber achieved its minimum EBIT target. The performance targets were the same for all managers in the bonus program, regardless of their rank.

Gerber believes that the performance targets approved by the Committee for purposes of the fiscal 2009 annual incentive compensation plan, including the minimum company EBIT target that had to be met before there could be any payouts pursuant to the plan, are confidential information. Competitors in our industries, as we do, study proxy statements and other public records carefully for information that may be helpful in developing competitive strategies. Some competitors have even used information from our public disclosures as part of their sales representatives’ presentations to customers. Moreover, shifting targets can reflect a change in strategy. We believe that revealing details of our annual incentive compensation plans, over a period of years, would give competitors an advantage and would therefore be a disservice to our shareholders.

As demonstrated by Gerber’s results over the last several years, the targets approved by the Committee are generally difficult to meet, although some business units have demonstrated stronger performance than others. Over the past three fiscal years, including fiscal 2009, our average annual incentive compensation payouts for the plan, including payouts to the named executive officers as a whole, have been significantly less than our targets. This has also been true of payouts based on the results of each of our business units.

Each year, the Committee also approves the target payout for each participant in the incentive compensation plan. This target is expressed as a percentage of base salary, measured as of the end of the fiscal year. In setting the target payout for each named executive officer, the Committee primarily considered the peer group information from 2004. Possible payouts for each named executive officer ranged from zero to two times the target payout. In fiscal 2009, the target payout for each named executive officer was as follows:

•	Mr. Giles, 75% (with a minimum of 0% and a maximum of 150% of base salary);

•	Mr. Elia, 60% (with a minimum of 0% and a maximum of 120% of base salary);

•	Mr. Lovass, 50% (with a minimum of 0% and a maximum of 100% of base salary);

•	Mr. Hancock, 50% (with a minimum of 0% and a maximum of 100% of base salary); and

•	Mr. Larson, 50% (with a minimum of 0% and a maximum of 100% of base salary).

While all corporate officers are considered “corporate” employees for equity grants, for non-equity incentives, Messrs. Giles and Elia are considered “corporate” employees, and thus their annual incentive compensation is measured on company performance alone. Messrs. Lovass, Larson and Hancock are considered “business unit employees,” and, as a result, their annual incentive compensation is determined based 50% on company performance and based 50% on the performance of their respective business units.

Due to the global recession and disruptions in the credit markets, Gerber did not reach its performance goals and no bonus payments were earned. While the Committee has discretion to pay bonuses for other reasons despite the company’s failure to attain the performance goals, it chose not to do so.

The chart set forth below shows, for each named executive officer:

•	his target payout (expressed as a percentage of base salary);

•	the cumulative performance results for fiscal 2009;

•	the percentage of the executive’s bonus earned;

•	the executive’s end-of-year base salary (reflecting the annual salary increases during fiscal 2009); and

•	the actual bonus payout.

The formula for determining these amounts is as follows:

Target % × Bonus % = % Earned

% Earned × Base $ = $ Earned

Name	Target %	Bonus %	% Earned	Base $	$ Earned

Mr. Giles	75	—	—	600,000	—
Mr. Elia	60	—	—	350,000	—
Mr. Lovass	50	—	—	255,000	—
Mr. Larson	50	—	—	255,000	—
Mr. Hancock	50	—	—	285,000	—

For additional information about our fiscal 2009 annual incentive compensation plan, including bonus percentages and actual payouts, see the footnotes to the “Fiscal 2009 Summary Compensation Table” following this Compensation Discussion and Analysis.

Change to Fiscal 2010 Annual Incentive Compensation Plan

For fiscal 2010, the Committee determined to continue to focus on profit and cash generation, as recommended by the CEO. Accordingly, each corporate participant’s annual bonus, if any, will be based 75% on corporate EBIT and 25% on certain working capital components. The Committee believes that the mix of EBIT and working capital components selected for fiscal 2010 most accurately reflects management’s goals of focusing on profit and cash generation. Unlike the fiscal 2009 metrics, the bonus payouts for fiscal 2010 for all participants will be based solely on corporate performance without regard to business unit performance. This change reflects the financial pressures on the business as a whole and the desire to determine annual incentive compensation based on Gerber’s needs over the needs of individual business units.

Long-Term Equity Incentive Compensation

Types and Amounts of Equity Grants

Gerber’s long-term equity incentive compensation for each of the named executive officers takes the form of stock option awards and restricted stock grants. We view stock options as inherently performance-based, as our named executive officers are rewarded only if our stock price increases. As discussed above, we have added restricted stock grants to the equity mix because we believe those awards provide greater perceived value to recipients compared to the number of stock options that could be awarded for the same total charge to earnings, and because the awards include downside risk. Mr. Giles began receiving a portion of his equity compensation in restricted stock grants in fiscal 2007. In fiscal 2008, we extended restricted stock grants to the senior management team, including the other named executive officers. We believe that restricted stock also provides a strong retention tool to help ensure management continuity. For these reasons, the Committee believes that adding restricted stock to Gerber’s equity incentive offerings is in the long-term best interests of shareholders.

From year to year, the size of equity grant awards to the named executive officers is determined by the factors set forth under “Other Considerations in Setting of Executive Compensation” above. Specifically, for fiscal 2009, grant sizes were determined primarily by the Committee’s review of the named executive officer’s individual performance over the prior fiscal year, which, for each named executive officer other than Mr. Giles, included Mr. Giles’s review of the executive’s performance and recommendation as to the size of the award. In addition, we considered each officer’s career potential at Gerber, the level of responsibility of each officer and our general competitive review. All grants were based on the three-year plan discussed above to bring our executives closer to the market in long-term compensation.

Mr. Giles’s fiscal 2009 equity grant was increased as compared to fiscal 2008 based on strong performance in fiscal 2008 and the fact that his long-term incentive compensation remains significantly below the median of our peer companies as indicated by the Hewitt study. The equity grant for Mr. Elia was primarily based on the competitive market for chief financial officers observed by Gerber in recruiting Mr. Elia, as well as his strong start as our CFO. The equity grants for the business unit presidents were determined primarily based on the fact that the Hewitt study shows our long-term incentive compensation remains below the median of our peer companies. In addition, the Committee considered the individual contributions and circumstances of each of these executives during the prior fiscal year. In particular, the Committee considered, for Mr. Hancock, his new responsibilities in managing the shared Customer Service organization and granted a larger portion of his equity award in the form of restricted stock, due to his expected retirement in a few years. The use of a greater amount of restricted stock for Mr. Hancock was deemed appropriate as restricted stock has a greater perceived short-term value to recipients than stock options. For Mr. Larson, the Committee considered the continued improvement of Spandex’s performance. For Mr. Lovass, the Committee considered the added responsibility of a larger business unit.

For specific information on the equity grants made to our named executive officers during fiscal 2009, see the “Fiscal 2009 Grants of Plan-Based Awards Table” following this Compensation Discussion and Analysis.

Timing of Equity Grants

Our equity plan provides that stock options must be granted with exercise prices at not less than the fair market value of Gerber’s common stock on the effective date of grant. The effective date of any equity grant is typically the date the grant is approved by the Committee. However, if the equity grant is approved by the Committee during a period after quarterly results are known to the Committee, but not to the public, the effective date of the equity grant generally will be the first date of the next open trading window under our insider trading guidelines. Gerber has generally followed this practice, and the Committee has now made it official policy, to seek to ensure that the price of our common stock on the effective date of grant reflects all information, which in turn ensures fair treatment of all current and potential shareholders. The Committee has adopted a practice of granting all regular annual equity awards on the date of the annual meeting of shareholders to avoid effective dates being different from grant dates for awards.

Pension Plan and SERP

Through fiscal 2009, the company maintained a tax-qualified, noncontributory defined benefit plan for our U.S. employees who were hired prior to May 1, 2004, which includes each of the named executive officers other than Messrs. Elia and Larson. (Employees hired on or after May 1, 2004 are eligible to participate in Gerber’s 401(k) plan, but not in the defined benefit plan.) We also maintained a supplemental executive retirement plan, or “SERP,” which provides retirement benefits in excess of the limitations set forth in the qualified plan to each of the senior executives participating in the qualified pension plan. Although we initially implemented the pension plan and SERP for competitive reasons, and to be a more attractive employer for retirement benefit purposes, Gerber discontinued the defined benefit pension plan for new employees due to cost considerations and a growing preference among recruits for defined contribution programs. For more information about our defined benefit plan and SERP, see the Pension Benefits table, and accompanying narrative, following this Compensation Discussion and Analysis.

Effective April 30, 2009, Gerber froze both the tax-qualified, noncontributory defined benefit plan and the SERP due to cost and cash flow considerations as well as internal equity since only two-thirds of our U.S. employees were covered by these pension plans. All participants, including the named executives, will keep all of the benefits they have already earned, but will not accrue new benefits. While it would be possible to allow participants to begin accruing additional benefits in the future, we do not currently expect to do so. In addition, effective January 1, 2009, Gerber temporarily suspended matching contributions to participant accounts in Gerber’s 401(k) plan.

Severance Arrangements

Each of our named executive officers is entitled to receive defined payments and benefits upon certain terminations pursuant to our Severance Policy for Senior Officers, as amended effective September 2006. In addition, pursuant to each officer’s change in control agreement with Gerber, each named executive officer is entitled to receive certain payments and benefits under a “double trigger” arrangement requiring a termination event occurring within a specified period following a change in control of Gerber. We provide these payments to be competitive with our peer companies, as well as to recruit and retain our executives. The benefits also help align executive and shareholder interests, if a change in control becomes in the interest of shareholders. With respect to payments and benefits payable to the named executive officers upon a termination following a change in control, the Committee believed that a “double trigger” was more appropriate than a “single trigger” arrangement providing for a payout solely upon a change in control, since the purpose of such a benefit is to provide employment protection to these officers, a concern that is not necessarily present upon a change in control alone. Moreover, a change in control agreement is designed to facilitate management continuity during an ownership transition, as a new owner of Gerber may want to retain the management team. The Committee believes that a “single trigger” agreement could make this objective more difficult to achieve.

In August 2007, the Committee approved some amendments to the change in control agreements. As a result of the amendments, some of the benefits previously offered to our named executive officers upon termination following a change in control, including tax gross up payments, were eliminated. The Committee made these changes to better align Gerber’s change in control agreements with those of our peer companies.

For a more detailed discussion of these severance and change in control arrangements, as well as acceleration of some equity grant arrangements upon termination as provided pursuant to our equity plans, including estimates of the amounts payable to each named executive officer, see the description of “Potential Payments Upon Termination and Change in Control” following this Compensation Discussion and Analysis.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid in any fiscal year to the company’s chief executive officer and its other three most highly compensated executive officers (other than its principal financial officer) as of the end of the fiscal year. The statute, however, exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Committee designs the annual incentive compensation portion of our named executive officers’ compensation packages to allow full deductibility pursuant to Section 162(m). The Committee intends to continue to design compensation programs that strongly consider tax consequences, including protecting full deductibility under Section 162(m).

In addition, as discussed above under “Long-Term Equity Incentive Compensation,” in fiscal year 2009, the Committee determined it advisable to grant restricted stock, along with options, due in part to the Committee’s belief that, as a result of the adoption of SFAS 123R, restricted stock provides a greater perceived value to recipients compared to the number of stock options that could be awarded for the same total charge to earnings.

Management Development and Compensation Committee Report

The Management Development and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on this review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in Gerber’s Annual Report on Form 10-K for fiscal 2009.

Respectfully submitted,

Management Development and Compensation Committee

John R. Lord (Chair)
Edward G. Jepsen
Carole F. St. Mark
W. Jerry Vereen

The following summary compensation table presents information about compensation that was earned by or paid to Gerber’s chief executive officer, chief financial officer and each of Gerber’s other three most highly compensated executive officers serving with us at April 30, 2009. We refer to these five executive officers in this Proxy Statement as the “named executive officers.”

Fiscal 2009 Summary Compensation Table

								Change in
								Pension
								Value and
								Nonqualified
							Non-Equity	Deferred
					Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal	Fiscal	Salary	Bonus		Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)(1)	($)		($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)

Marc T. Giles	2007	528,731	—		22,585	193,454	282,038	75,106	4,000	1,105,914
President and Chief	2008	561,346	—		86,877	328,980	288,563	72,500	4,000	1,342,266
Executive Officer	2009	544,038	—		172,080	568,373	—	37,600	—	1,322,091
Michael R. Elia	2007	—	—		—	—	—	—	—	—
Executive Vice President	2008	5,385	50,000	(7)	7,022	17,615	—	—	194	80,216
and Chief Financial Officer	2009	330,481	—		111,175	264,000	—	—	3,806	709,462
Stephen Lovass	2007	203,192	—		—	117,750	59,450	9,343	104,725	494,460
Senior Vice President,	2008	229,999	—		20,803	67,516	81,988	8,200	64,241	472,747
Gerber Scientific, Inc. and President Gerber Scientific Products	2009	240,778	—		63,909	145,044	—	4,100	109,221	563,052
Rodney Larson	2007	—	—		—	—	—	—	—	—
Senior Vice President,	2008	234,462	—		15,580	25,926	104,050	—	207,523	587,541
Gerber Scientific, Inc. and President, Spandex	2009	235,010	—		44,452	78,173	—	—	263,359	620,994
John Hancock	2007	241,748	—		—	72,634	73,402	54,006	3,095	444,885
Senior Vice President,	2008	254,897	25,834	(8)	6,581	112,575	72,076	56,800	4,124	532,887
Gerber Scientific, Inc. and President, Gerber Technology	2009	258,850	—		90,343	106,233	—	41,100	781	497,307

(1)	Salary includes compensation used for medical insurance premiums and contributions to Gerber’s 401(k) savings and medical plans, which is not taxable income.

(2)	Amounts represent the dollar amounts recognized for financial statement reporting purposes during fiscal 2009, fiscal 2008 and fiscal 2007, respectively, as required by SFAS 123R, disregarding any estimate of forfeitures relating to service-based vesting conditions. See Note 11 to Gerber’s 2009 audited financial statements included in the annual report to shareholders that accompanies this Proxy Statement.

(3)	Amounts represent the dollar amounts recognized for financial statement reporting purposes for each named executive officer during fiscal 2009, fiscal 2008 and fiscal 2007, respectively, as required by SFAS 123R, disregarding any estimates of forfeitures relating to service-based vesting conditions. The weighted-average assumptions used in valuing the amounts set forth above are as follows:

	For the Fiscal Years Ended April 30,
	2009	2008	2007	2006	2005

Expected option term	5.5 years	5.9 years	5.0 years	5.7 years	4.7 years
Expected volatility	46%	51%	55%	73%	74%
Risk-free interest rate	3.0%	3.2%	4.5%	4.4%	3.8%

(4)	Amounts represent the actual amounts paid to each named executive officer pursuant to Gerber’s fiscal 2009, fiscal 2008 and fiscal 2007 annual incentive compensation plans, respectively. For fiscal 2009, Gerber did not reach its performance goals, and paid no bonuses to the named executive officers. See the “Fiscal 2009 Grants of Plan-Based Awards” table immediately below and “2009 Annual Incentive Compensation Plan” under “Compensation Discussion and Analysis — Elements of Our Executive Compensation Program” above for additional information about our fiscal 2009 annual incentive compensation plan.

(5)	Amounts represent solely the change in pension value and include both Gerber’s qualified pension plan and its nonqualified supplemental employee retirement plan.

(6)	“All Other Compensation” for fiscal 2009 represents (a) for Mr. Giles, Gerber’s matching contribution to the company’s 401(k) plan, which for calendar years 2007 and 2008 was a maximum of $4,000 under the matching formula under which applies to all participants in the 401(k) plan, and for calendar year 2009 was $0 because the company’s matching contribution was suspended prior to any contributions to the plan; (b) for Mr. Elia, Gerber’s matching contribution to the company’s 401(k) plan; (c) for Mr. Lovass, Gerber’s matching contribution to the company’s 401(k) plan of $961, foreign tax payments on his behalf calculated and paid during fiscal 2009 for past assignment in Belgium of $104,521, tax equalization of $1,240 and foreign tax preparation service of $2,500; (d) for Mr. Larson, an expatriate living allowance of $19,027, family tuition fees for the school year of $124,999, a car lease in the amount of $15,842, foreign tax payments on his behalf calculated and paid during fiscal 2009 for current assignment in Belgium of $62,852, tax equalization of $3,939 and foreign tax preparation service of $2,500 and Gerber’s matching contribution of $1,009 to the company’s 401(k) plan; and (f) for Mr. Hancock, the company’s matching contribution to the company’s 401(k) plan.

(7)	Amount represents a signing bonus paid to Mr. Elia upon commencement of employment on April 15, 2008.

(8)	Amount represents a special incentive bonus for business unit presidents to reduce inventory during the latter part of fiscal 2008.

The following table presents information with respect to the grants of plan-based awards by Gerber to the named executive officers during fiscal 2009.

Fiscal 2009 Grants of Plan-Based Awards Table

					All Other	All Other
					Stock	Option
		Estimated Possible Payouts			Awards:	Awards:		Grant Date
		Under			No. of	No. of	Exercise or	Fair Value of
		Non-Equity Incentive Plan			Shares of	Securities	Base Price of	Stock and
		Awards(1)			Stock or	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)(2)	(#)(3)	($/Sh)	($)

Marc T. Giles	(1)	—	450,000	900,000	—	—	—	—
	9/25/08	—	—	—	30,000	138,000	8.99	802,311
Michael R. Elia	(1)	—	210,000	420,000	—	—	—	—
	9/25/08	—	—	—	15,000	45,000	8.99	308,528
Stephen Lovass	(1)	—	127,500	255,000	—	—	—	—
	9/25/08	—	—	—	7,500	22,500	8.99	154,264
Rodney Larson	(1)	—	127,500	255,000	—	—	—	—
	9/25/08	—	—	—	9,400	28,200	8.99	193,344
John Hancock	(1)	—	142,500	285,000	—	—	—	—
	9/25/08	—	—	—	36,900	—	8.99	331,731

(1)	Amounts represent the potential amounts to be earned under the fiscal 2009 annual incentive compensation plan. For a discussion of the performance metrics applicable to these awards, see “2009 Annual Incentive Compensation Plan” under “Compensation Discussion and Analysis — Elements of Our Executive Compensation Program” above. For the actual amounts earned by each named executive officer, see the “Non-Equity Incentive Plan Compensation” column of the “Fiscal 2009 Summary Compensation Table” above.

(2)	Represents awards of restricted stock under the 2006 Omnibus Incentive Plan. Restricted stock awards generally vest ratably over four years on each anniversary of the grant date, with the exception of the grant to Mr. Hancock, which vests ratably over three years on each anniversary of the grant date

(3)	Represents awards of stock options under the 2006 Omnibus Incentive Plan. Stock option awards vest ratably over three years on each anniversary of the grant date.

The following table presents information with respect to the outstanding equity awards at 2009 fiscal year-end for the named executive officers.

Fiscal 2009 Outstanding Equity Awards at Fiscal Year-End Table

			Option Awards				Stock Awards
								Market
			Number of	Number of			Number of	Value of
			Securities	Securities			Shares or	Shares or
			Underlying	Underlying			Units of	Units of
			Unexercised	Unexercised	Option	Option	Stock That	Stock That
	Grant		Options (#)	Options (#)	Exercise	Expiration	Have Not	Have Not
Name	Date		Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)(1)

Marc T. Giles	12/4/2000	(2)	50,000	—	7.06	12/4/2010	—	—
	12/5/2006	(2)	33,333	16,667	13.97	12/5/2016	8,000	31,600
	12/22/2006	(3)	—	41,515	12.69	12/6/2011	—	—
	3/16/2007	(4)	—	33,300	9.89	6/18/2012	—	—
	12/1/2007	(2)	38,333	76,667	9.50	11/30/2017	22,500	88,875
	9/25/2008	(2)	—	138,000	8.99	9/25/2018	30,000	118,500
Total			121,666	306,149			60,500	238,975
Michael R. Elia	4/15/2008	(5)	—	100,000	8.87	4/14/2018	20,000	79,000
	9/25/2008	(2)	—	45,000	8.99	9/25/2018	15,000	59,250
Total			—	145,000			35,000	138,250
Stephen Lovass	7/1/2004	(2)	5,000	—	6.85	7/1/2014	—	—
	12/6/2005	(2)	15,000	—	9.45	12/6/2015	—	—
	12/5/2006	(2)	10,000	5,000	13.97	12/5/2016	—	—
	6/19/2007	(2)	—	—	—	—	2,625	10,369
	12/1/2007	(2)	6,667	13,333	9.50	11/30/2017	5,250	20,737
	3/7/2008	(6)	—	20,000	7.91	3/7/2018	7,000	27,650
	9/25/2008	(2)	—	22,500	8.99	9/25/2018	7,500	29,625
Total			36,667	60,833			22,375	88,381
Rodney Larson	6/19/2007	(2)	1,667	3,333	11.99	6/19/2017	2,250	8,888
	12/1/2007	(2)	8,333	16,667	9.50	11/30/2017	6,750	26,662
	9/25/2008	(2)	—	28,200	8.99	9/25/2018	9,400	37,130
Total			10,000	48,200			18,400	72,680
John Hancock	5/1/2000	(2)	6,500	—	13.62	5/1/2010	—	—
	5/4/2001	(2)	5,525	—	7.20	5/4/2011	—	—
	12/7/2001	(2)	20,000	—	9.34	12/7/2011	—	—
	6/18/2002	(2)	20,000	—	3.35	6/18/2012	—	—
	8/2/2004	(2)	15,000	—	6.28	8/2/2014	—	—
	12/6/2005	(2)	20,000	—	9.45	12/6/2015	—	—
	12/05/2006	(2)	13,333	6,667	13.97	12/5/2016	—	—
	12/1/2007	(2)	6,667	13,333	9.50	11/30/2017	5,250	20,738
	9/25/2008	(2)	—	—	—	—	36,900	145,755
Total			107,025	20,000			42,150	166,493

(1)	Valuation is based on the $3.95 closing price of Gerber’s common stock on April 30, 2009 as reported on the NYSE.

(2)	Stock options granted on these dates generally vest ratably over a three-year period, beginning on the first anniversary of the grant date. Restricted stock granted on these dates vests ratably over a four-year period, beginning on the first anniversary of the grant date, with the exception of the 9/25/2008 grant to Mr. Hancock, which vests ratably over a three-year period, beginning on the first anniversary of the grant date.

(3)	This stock option represents a reload stock option granted to Mr. Giles on December 22, 2006 upon his exercise of the original option. This option will vest in full on December 22, 2009, assuming Mr. Giles continues to hold the shares of common stock he received upon exercise of the original option for the full three-year vesting requirement.

(4)	This stock option represents a reload stock option granted to Mr. Giles on March 16, 2007 upon his exercise of the original option. This option will vest in full on March 16, 2010, assuming Mr. Giles continues to hold the shares of common stock he received upon exercise of the original option for the full three-year vesting requirement.

(5)	Mr. Elia’s April 25, 2008 stock option and restricted stock grants vest on April 15, 2010.

(6)	Mr. Lovass’s March 7, 2008 stock option and restricted stock grants vest on May 2, 2010.

The following table presents information with respect to the options exercised and stock awards vested during the 2009 fiscal year for the named executive officers.

Fiscal 2009 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares
	Acquired on	Realized on	Acquired on	Value Realized
Name	Exercise (#)	Exercise ($)(1)	Vesting (#)	on Vesting ($)(2)

Marc T. Giles	100,000	471,000	11,500	24,535
Michael R. Elia	—	—	—	—
Stephen Lovass	—	—	2,625	14,131
Rodney Larson	—	—	3,000	13,590
John Hancock	—	—	1,750	3,448

(1)	Value realized is calculated by multiplying the number of shares acquired upon exercise by the difference between the fair market value of Gerber’s common stock on the date of exercise minus the exercise price of the stock option.

(2)	Value realized is calculated by multiplying the number of shares by the closing price of Gerber’s common stock on the NYSE on the vesting date.

Pension Benefits Table

Gerber maintains a tax-qualified, noncontributory pension plan for all U.S. employees who were hired before May 1, 2004. In addition, to provide additional retirement benefits to some of our more highly paid executives in excess of the compensation limitations and maximum benefit accruals for tax-qualified plans imposed by the Internal Revenue Code, we maintain a nonqualified supplemental employment retirement plan. Benefits under the SERP are also provided by Gerber on a noncontributory basis. Employees hired on or after May 1, 2004 are not eligible for the pension plan or the SERP and are entitled to participate only in the company’s 401(k) plan. Messrs. Giles, Lovass and Hancock participate in both the qualified plan and the SERP. Messrs. Elia and Larson, who were hired after May 1, 2004, are not eligible to participate in the qualified plan or the SERP.

For each eligible named executive officer, benefits pursuant to the tax-qualified pension plan are generally based on the executive’s credited years of service and his “final average compensation.” “Final average compensation” is equal to the average of the executive’s base salary for the five consecutive calendar years during the last ten calendar years prior to termination or retirement, whichever occurs first, in which such average was the highest. The maximum annual compensation that can be taken into account for plan purposes, as well as the maximum annual benefit that can be accrued under the plan, is limited by Internal Revenue Service regulations. Benefits are then reduced by an offset for social security benefits. Thus, the formula for calculating the normal retirement pension benefit pursuant to the pension plan is as follows:

final average compensation × years of service × 1.5%

This result is then reduced by the named executive officer’s expected social security benefit, as follows:

social security benefit × years of service × 1.67%

Pension plan benefits are vested after five years of continued service with the company. Each of the named executive officers participating in the pension plan has five years or more of continued service with the company and thus is fully vested under the plan. In addition, pension plan benefits are actuarially reduced for participants who retire on or after age 55 (which constitutes early retirement). Mr. Hancock is the only named executive officer eligible for early retirement pursuant to the pension plan. Upon early retirement, the plan provides that a participant would be entitled to the participant’s accrued benefit under the plan, reduced by 7% for each year (pro rated for months) by which the commencement of benefit payments precedes his normal retirement date. The plan further provides, however, that no actuarial reduction is to be made to the accrued benefits upon early retirement if the employee’s age and years of service total 85. No named executive meets this threshold and thus may not retire early pursuant to the pension plan without a reduction in benefits.

Pursuant to the SERP, each named executive officer who participates is entitled to receive benefits equal to the benefits that would have been accrued under the tax-qualified pension plan if the maximum limitations on compensation that could be considered, and the annual benefit that could be accrued, under that plan did not apply, reduced by the amount of benefit actually accrued under the tax-qualified pension plan. Benefits under the SERP will be paid to each participating officer at the time the officer elects, and in the same form and manner as elected by the officer.

Upon retirement at normal retirement age of 65, or upon disability prior to age 65 (in which case there would be no adjustment for early retirement), each named executive officer generally will be entitled to receive his accrued pension benefits in either (1) monthly payments for the life of the officer, or (2) a lump sum payment (provided that the officer’s vested benefit is at least $5,000 and less than $15,000), as elected by the named executive officer at the time of his application to receive pension benefits. Beneficiaries may also elect guarantee payments beyond their death for ten years or for the life of their spouse. Such an election results in an actuarially reduced monthly payment. If the benefits payable to a named executive officer do not exceed $5,000, the officer is required to receive such amount in a lump sum payment.

In the event of the named executive officer’s death prior to normal retirement age, if and only if the officer is married at such time, the officer’s spouse is generally entitled to receive a reduced pre-retirement survivor annuity in the amounts set forth in the pension plan.

Gerber froze its tax-qualified, noncontributory pension plan and SERP effective April 30, 2009. As a result, no additional benefit will accrue to any participant, including the participating named executive officers, in either the qualified plan or the SERP. All participants, including the participating named executive officers, will remain eligible to retire early without a reduction in benefit when each participant’s combined age and years of service totals 85.

The table below illustrates the estimated present value of the accumulated benefit under these retirement plans. The value of each plan is designated separately. The calculation assumes that the named executive officer retires at age 65 (including Mr. Hancock, although he is eligible for early retirement), which is the normal retirement age as defined under the pension plan and SERP, and uses compensation levels as of April 30, 2009.

	Fiscal 2009 Pension Benefits Table
		Number		Payments
		of Years	Present Value	During
		Credited	of Accumulated	Last
Name	Plan Name	Service(1)	Benefit(2)	Fiscal Year

Marc T. Giles	Gerber Scientific, Inc. and	8.5
	Participating Subsidiaries Pension Plan		$94,200	—
	Gerber Scientific, Inc. SERP		$210,400	—
Stephen Lovass	Gerber Scientific, Inc. and	8.0
	Participating Subsidiaries Pension Plan		$33,100	—
	Gerber Scientific, Inc. SERP		$6,400	—
John Hancock	Gerber Scientific, Inc. and	11.2
	Participating Subsidiaries Pension Plan		$225,400	—
	Gerber Scientific, Inc. SERP		$83,800	—

(1)	Number of years of credited service is computed as of April 30, 2009. The number of years of credited service for each named executive officer is equal to his actual years of service with Gerber as of April 30, 2009. Gerber does not have a policy of granting extra years of credited service to its named executive officers or other participating employees generally.

(2)	Amounts represent the present value of the accumulated benefit under the qualified plan or SERP, as applicable, as of April 30, 2009. For the assumptions used in determining these amounts, see Note 13 to Gerber’s 2009 audited financial statements included in the annual report to shareholders that accompanies this Proxy Statement.

Potential Payments Upon Termination and Change in Control

Each of Messrs. Giles, Elia, Lovass, Larson and Hancock is entitled to receive termination benefits that are not available to our employees generally. These benefits are provided pursuant to (1) our Severance Policy for Senior Officers, as amended by Gerber effective in September 2006, and (2) change in control agreements, as amended by Gerber in August 2007. In addition, our equity plans provide for accelerated or continued vesting of unvested equity awards upon various termination events.

Messrs. Giles, Elia, Lovass, Larson and Hancock

Severance Policy for Senior Executives

Pursuant to the severance policy, upon termination of the executive officer for any reason other than death, disability, retirement or by Gerber for “cause” (as defined under “Change in Control Agreements” immediately below), each such officer is entitled to the following:

•	continuation of base salary, as in effect as of the termination date, for (1) 16 months, in the case of Mr. Giles, or (2) 12 months, in the case of Messrs. Elia, Lovass, Larson and Hancock, payable in accordance with Gerber’s normal payroll practices;

•	the pro rata portion (through the date of termination) of the target annual incentive compensation that the officer would have earned if the officer had continued his employment with Gerber through the end of the fiscal year in which the termination occurred, payable at the time such compensation is normally paid and only if the performance goals relating to the compensation are achieved; and

•	continuation of company-paid health (medical and dental) insurance coverage for (1) 16 months, in the case of Mr. Giles, or (2) 12 months, in the case of Messrs. Elia, Lovass, Larson and Hancock, and continued life insurance benefits for a period of 30 days following termination.

Notwithstanding the above, if the officer is entitled to payments or benefits pursuant to his change in control agreement, as discussed immediately below, the officer will not be entitled to any payments or benefits pursuant to the severance policy, with the result that the officer may not receive benefits pursuant to both the severance policy and the change in control agreement. In addition, the severance policy provides that if the officer obtains full-time employment with a company that is not a competitor of Gerber, the officer will receive, in lieu of the above benefits, a lump sum payment equal to 50% of the remaining amount of base salary that would have been payable to the officer pursuant to the severance policy. In the event of the officer’s death after termination due to the circumstances described above, the severance policy requires that Gerber pay to the officer’s estate or beneficiary the severance benefits described above, so long as the estate or beneficiary satisfies the conditions that would have been applicable to the officer, as described immediately below.

To receive the foregoing termination benefits, the named executive officer must release Gerber from any and all claims. In addition, Gerber’s obligation to make the above payments, or make available the above benefits, will cease in the event the officer:

•	competes with the business of Gerber;

•	discloses confidential information or data relating to Gerber;

•	appropriates any such information or data for his own benefit;

•	solicits or hires any person who is, or has been in the prior six months, employed by Gerber to leave Gerber;

•	solicits or diverts the business of any customer or client, or any prospective customer or client, of Gerber ;

•	engages in any action that is determined by the Management Development and Compensation Committee to be detrimental to Gerber and its shareholders; or

•	is engaged in full-time employment, except as described above regarding employment with a company that is not a competitor of Gerber.

Change in Control Agreements

Pursuant to change in control agreements entered into with each of Messrs. Giles, Lovass, Larson and Hancock in August 2007, and with Mr. Elia in April 2008, each officer is entitled to the following upon termination of employment with Gerber occurring within two years of a “change in control,” unless such termination is a result of death, disability, retirement, termination by the executive for other than “good reason” or by Gerber for “cause” (each term as generally defined below):

•	a lump sum severance payment equal to (1) three times the sum of his base salary and annual incentive bonus payment in effect as of the termination date, in the case of Mr. Giles, or (2) 2.5 times the sum of his base salary and annual incentive bonus payment in effect as of the termination date, in the case of each of Messrs. Elia, Lovass, Larson and Hancock;

•	a lump sum cash payment equal to (1) 36 monthly payments, in the case of Mr. Giles, or (2) 30 monthly payments, in the case of each of Messrs. Elia, Lovass, Larson and Hancock, that would have been paid by Gerber for the cost of all life insurance, health (medical and dental), accidental death and dismemberment, and disability plans in which the executive was entitled to participate immediately prior to the date of termination; and

•	acceleration and full vesting of all unvested stock awards.

For purposes of the above severance payment, “annual incentive bonus payment in effect as of the termination date” means the target amount of the annual incentive bonus payment for the year in which the notice of termination is given.

Upon the executive’s termination for death, disability, retirement, for other than good reason or by Gerber for cause, the executive is not entitled to any termination or severance benefits under the change in control agreement. The executive will be entitled, however, to the payments described immediately above, if any, pursuant to the severance policy, as well as any applicable acceleration of outstanding equity awards, as described immediately below under “Equity Plans.”

In exchange for the above payments or benefits, pursuant to the change in control agreements, each officer agreed that in the event of a “potential change in control” (as generally defined below), the officer would not voluntarily terminate his employment with Gerber until the earlier to occur of (1) six months after the occurrence of the potential change in control, or (2) the occurrence of a change in control of Gerber.

In addition, as a condition of receipt of the above termination benefits, the executive must sign a general release in favor of Gerber which releases Gerber from all future claims, as well as certifies the executive’s agreement to be bound by the confidentiality and non-compete provisions required by the agreement for a period of one year following termination. The executive’s compliance with the confidentiality provision, however, is not a requirement to his receipt of any severance payments and other benefits under the change in control agreement.

Gerber has agreed to require any successor to its business expressly to assume the obligations of the severance agreements. If any such successor to Gerber does not agree to assume the severance obligations and related payments, the executive is entitled to compensation from Gerber in the same amount and on the same terms as he would be entitled under the severance agreements in the event of termination for good reason following a change in control.

Pursuant to the severance agreements, the following terms have the meanings indicated below:

“Good reason” is generally defined to mean any of the following events:

•	a material diminution in the nature and scope of the executive’s authority, duties or responsibilities from those applicable immediately prior to the change in control;

•	a reduction in the executive’s base salary from that provided immediately prior to the change in control;

•	a diminution in the executive’s eligibility to participate in compensation plans and employee benefits and perquisites which provided opportunities to receive overall compensation and benefits and perquisites from the greater of:

•	the opportunities provided by Gerber for executives with comparable duties; or

•	the opportunities under any such plans and perquisites under which the executive was participating immediately prior to the change in control;

•	a change in the location of the executive’s principal place of employment by more than 50 miles from the location applicable immediately prior to the change in control;

•	a significant increase in the executive’s frequency or duration of business travel; or

•	a reasonable determination by the Board that, as a result of the change in control and change in circumstances thereafter significantly affecting the executive’s position, the executive is unable to exercise the authority, powers, functions or duties applicable to his position immediately prior to the change in control.

“Change in control” is generally defined to mean any of the following events:

•	Gerber merges or consolidates with another entity resulting in less than 50% ownership, or Gerber sells or otherwise disposes of all or substantially all of its assets;

•	the shareholders of Gerber adopt a plan of liquidation;

•	any person generally becomes the beneficial owner of 30% or more of Gerber’s voting securities; or

•	as a result of any tender or exchange offer, merger or disposition of all or substantially all of Gerber’s assets, the Directors of Gerber as of the date of the severance agreements cease to constitute a majority of the Board (with exception for Directors subsequently approved by three-fourths of the Directors as of the date of the severance agreements).

“Potential change in control” is generally defined to mean any of the following events:

•	the entry by Gerber into an agreement, the consummation of which would result in the occurrence of a change in control;

•	the public announcement by any person of an intention to take actions which, if consummated, would constitute a change in control; or

•	the adoption by the Board of a resolution to the effect that, for purposes of the severance agreements, a change in control has occurred.

“Cause” is generally defined to mean the willful and continued failure by the executive to substantially perform his duties with Gerber, or the willful engagement by the executive in conduct that is demonstrably and materially injurious to Gerber, monetarily or otherwise.

Equity Plans

Each of Messrs. Giles, Elia, Lovass, Larson and Hancock holds outstanding unvested stock options or restricted stock awards that are subject to acceleration upon the termination events described immediately below. These outstanding awards were issued pursuant to our 2003 Employee Stock Option Plan and our 2006 Omnibus Incentive Plan.

Under these plans, outstanding unvested stock options and shares of restricted stock held by the executives will accelerate and vest in full upon the executive’s termination due to death or disability, or upon a change in control of Gerber. In addition, under the 2003 Employee Stock Option Plan only, the executive is entitled to an additional two years of continued vesting for any unvested stock options upon the executive’s retirement.

Estimated Payments

The table below sets forth the estimated payments to each of Messrs. Giles, Elia, Lovass, Larson and Hancock upon the termination events described immediately above. The estimated payments are based on the assumption that the termination event occurred on April 30, 2009, the last day of our most recently completed fiscal year, and the stock price of our common stock was $3.95, which was the closing price of our common stock as reported on the NYSE on April 30, 2009. The estimates below are based on these assumptions, as required by SEC rules, while the actual amounts to be paid to each officer will be determinable only upon the occurrence of the actual termination event. In addition, the amounts set forth in the table below do not include any other payments that are available to our employees generally on a non-discriminatory basis or otherwise due and owing to the executive through the date of termination.

Named		Change in Control	Continuation of Vesting
Executive Officer	Severance Policy($)(1)	Agreements($)(2)	Upon Retirement($)(3)

Marc T. Giles	815,380	2,527,639	—
Michael R. Elia	360,625	1,252,722	—
Stephen Lovass	266,492	884,321	—
Rodney Larson	266,492	868,620	—
John Hancock	296,499	1,031,932	—

(1)	Amounts calculated based on each executive’s base salary as of April 30, 2009, or $800,000 ($600,000 times 1.33 years) for Mr. Giles, $350,000 for Mr. Elia, $255,000 for Mr. Lovass, $255,000 for Mr. Larson and $285,000 for Mr. Hancock. Amounts include continuation of health (medical and dental) and life insurance benefits for the periods described under “Severance Policy for Senior Executives” above as follows: $15,380 for Mr. Giles; $10,650 for Mr. Elia; $11,492 for Mr. Lovass; $11,492 for Mr. Larson; and $11,499 for Mr. Hancock. Amounts do not include any pro rata bonus payments; each executive’s fiscal 2009 bonus is set forth in the fiscal 2009 “Non-Equity Incentive Plan Compensation” column of the “Fiscal 2009 Summary Compensation Table” above.

(2)	Represents amounts to be provided pursuant to each executive’s change in control agreement. Amounts include the following: (a) a lump sum severance payment, calculated based on each executive’s base salary as of April 30, 2009, or $1,800,000 ($600,000 times three years) for Mr. Giles, $875,000 ($350,000 times 2.5 years) for Mr. Elia, $637,500 ($255,000 times 2.5 years) for Mr. Lovass, $637,500 ($255,000 times 2.5 years) for Mr. Larson and $712,500 ($285,000 times 2.5 years) for Mr. Hancock, and each executive’s target annual incentive bonus payment for fiscal 2009, or $450,000 for Mr. Giles, $210,00 for Mr. Elia, $127,500 for Mr. Lovass, $127,500 for Mr. Larson and $142,500 for Mr. Hancock; (b) a lump sum payment equal to $38,664 for Mr. Giles, $29,472 for Mr. Elia, $30,940 for Mr. Lovass, $30,940 for Mr. Larson and $31,177 for Mr. Hancock, reflecting the amount Gerber would have paid for the cost of all life insurance, health (medical and dental), accidental death and dismemberment and disability plans in which the executive was entitled to participate as of April 30, 2009; and (c) the acceleration of all unvested stock option and restricted stock awards held by each officer as of April 30, 2009, as follows: $238,975 for Mr. Giles, $138,250 for Mr. Elia, $88,381 for Mr. Lovass, $72,680 for Mr. Larson and $145,755 for Mr. Hancock. For stock option awards, amounts calculated are based on the difference between the option’s exercise price and the fair market value of our common stock on April 30, 2009, or $3.95 per share, multiplied by the number of shares. For restricted stock awards, the amount calculated is based on the number of shares multiplied by the fair market value of our common stock on April 30, 2009. For purposes of these equity acceleration estimates, we have not included outstanding unvested out-of-the-money stock option awards pursuant to which the exercise price of the option exceeded the fair market value of our common stock on April 30, 2009. See the “Fiscal 2009 Outstanding Equity Awards at Fiscal Year-End Table” above for information on these awards.

(3)	As discussed above, executives holding outstanding, unvested stock option awards under our 2003 Employee Stock Option Plan are entitled to two additional years of vesting upon retirement. As of April 30, 2009, however, unvested stock options outstanding under this plan were out-of-the-money options because the exercise price of the options exceeded the fair market value of our common stock on April 30, 2009, or $3.95 per share.

Compensation Committee Interlocks and Insider Participation

Throughout fiscal 2009, John R. Lord served as Chair and Edward G. Jepsen, Carole F. St. Mark and W. Jerry Vereen served as members of the Management Development and Compensation Committee. No member of the Committee during fiscal 2009 is or was an officer or other employee of Gerber or any of its subsidiaries. No executive officer of Gerber or any of its subsidiaries served as a member of the compensation committee, or committee performing similar functions, or board of directors of any other entity which had an executive officer serving as a member of Gerber’s Board or Management Development and Compensation Committee during fiscal 2009.

Transactions With Related Persons

The Board has vested in the Audit and Finance Committee the responsibility for reviewing and approving Gerber’s transactions in which a Director, nominee for Director, executive officer, greater than 5% shareholder, or an immediate family member of any of the foregoing persons has a direct or indirect material interest, as well as any other material related-party transactions. Transactions involving executive compensation are subject to oversight and approval by the Management Development and Compensation Committee. The Nominating and Corporate Governance Committee is charged with considering questions of possible conflicts of interest of Board members and Gerber’s executive officers.

In reviewing a related-party transaction, the Audit and Finance Committee will, after reviewing all material information regarding the transaction, take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee of the Board currently consists of four members: Edward G. Jepsen, who serves as Chair, Randall D. Ledford, John R. Lord and W. Jerry Vereen. Each member of the Committee is “independent” under the rules of the New York Stock Exchange as currently in effect. In addition, the Board has determined that each of the Committee members is financially literate and that Edward G. Jepsen qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The Committee operates under a written charter. The Committee reviews and evaluates its charter at least annually and reports and makes recommendations to the Board with respect to any amendments or modifications of the charter. The charter was last amended in March 2008 to address legislative and regulatory requirements.

Management is responsible for Gerber’s financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and the design and operation of Gerber’s system of internal control over financial reporting and procedures to ensure compliance with accounting standards and applicable laws and regulations. Gerber’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an independent integrated audit of Gerber’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report on such financial statements and internal control. The Committee’s responsibility is, in an oversight role, to monitor, oversee and review these processes.

In connection with the Committee’s responsibilities, the Committee reviewed Gerber’s audited financial statements for the fiscal year ended April 30, 2009 and discussed these financial statements and the assessment of internal control over financial reporting with Gerber’s management and the independent registered public accounting firm.

The Committee also reviewed and discussed with Gerber’s independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), as amended (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board.

The Committee discussed with PwC the matters required to be discussed by the New York Stock Exchange, the Securities and Exchange Commission, the Public Company Accounting Oversight Board and the American Institute of Certified Public Accountants.

Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) requires independent registered public accounting firms to disclose annually in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their independence and to engage in a discussion of independence. The Committee received from PwC the written disclosures and the letter required by Independence Standards Board Standard No. 1 concerning PwC’s independence. The Committee discussed with PwC the independence of such firm, a discussion that encompassed, among other matters, whether PwC’s provision of non-audit-related services to Gerber is compatible with maintaining the firm’s independence.

Based upon the reviews and discussions with management and PwC referred to above, and the receipt of an unqualified opinion from PwC dated July 7, 2009, the Committee recommended to the Board that the financial statements be included in Gerber’s Annual Report on Form 10-K for the fiscal year ended April 30, 2009 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit and Finance Committee

Edward G. Jepsen (Chair)
Randall D. Ledford
John R. Lord
W. Jerry Vereen

AGENDA ITEM 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As proposal 2 for the Annual Meeting, shareholders are asked to consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP, or “PwC,” as Gerber’s independent registered public accounting firm for fiscal 2010. PwC served as Gerber’s independent registered public accounting firm for fiscal 2009 and has been appointed as Gerber’s independent registered public accounting firm for fiscal 2010. The Board is submitting this appointment for shareholder ratification at the Annual Meeting. Representatives of PwC are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

Our governing documents do not require that the shareholders ratify the appointment of PwC as our independent registered public accounting firm. We are seeking ratification because we believe it is a good corporate governance practice. If our shareholders do not ratify the appointment, the Audit and Finance Committee will reconsider whether to retain PwC, but may retain PwC as Gerber’s independent registered public accounting firm. Even if the appointment is ratified, the Audit and Finance Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of Gerber and its shareholders.

The Board unanimously recommends a vote FOR approval of the ratification of the appointment of PricewaterhouseCoopers LLP as Gerber’s independent registered public accounting firm for the 2010 fiscal year.

Fees

The following table sets forth the aggregate fees for services rendered by PwC to Gerber for the 2009 and 2008 fiscal years:

	2009	2008

Audit services	$2,251,455	$3,161,120
Audit-related services	—	219,154
Tax services	185,913	265,008
All other services	7,500	6,060

Total	$2,444,868	$3,651,342

The Audit and Finance Committee of the Board has considered whether the services provided by PwC, other than audit services, were compatible with maintaining PwC’s independence.

Audit Services.  The audit services shown above were incurred principally for services rendered in connection with the audit of Gerber’s consolidated financial statements and internal control over financial reporting and associated filings with the SEC and other U.S. and foreign regulatory agencies.

Audit-Related Services.  Audit-related fees include fees incurred for assurance and related services that are traditionally performed by independent registered public accounting firms. The audit-related fees shown above for fiscal 2008 were incurred in connection with certain due diligence assistance.

Tax Services.  Tax services include services performed by the tax departments of PwC, except those services related to audits. The tax service fees shown above were incurred in connection with assistance in the preparation of certain of Gerber’s international subsidiary tax returns and corporate tax planning and advisory services.

All Other Services.  Amounts shown as fees for “all other services” primarily represent licensing fees for the use of proprietary software of PwC.

Pre-Approval Policy

The Audit and Finance Committee pre-approves all audit and permissible non-audit services provided by Gerber’s independent registered public accounting firm. Non-audit services include audit-related, tax and other services.

The Audit and Finance Committee has established a policy that provides for the general pre-approval of specific types of services. Pre-approval under this policy is generally provided for up to one year, is detailed as to the particular services or categories of services that are pre-approved, and specifies fee limits for each service or category of service. The independent registered public accounting firm and management are required to report periodically to the Audit and Finance Committee regarding the services provided by, and fees payable to, the independent registered public accounting firm in accordance with this pre-approval.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the general pre-approval. In those instances, the pre-approval policy requires specific pre-approval of the additional services before such firm is engaged to perform the services. In accordance with the policy, the Audit and Finance Committee has delegated to its Chair the authority to address any requests for pre-approval of services between Committee meetings. The Chair must report any pre-approval decisions to the Audit and Finance Committee at its next scheduled meeting.

AGENDA ITEM 3:

APPROVAL OF AMENDMENT TO THE GERBER SCIENTIFIC, INC. 2006 OMNIBUS INCENTIVE PLAN

As proposal 3 for the Annual Meeting, shareholders are asked to consider and vote upon an amendment to the Gerber Scientific, Inc. 2006 Omnibus Incentive Plan, which we refer to as the “Plan,” to increase the total number of shares of common stock available for issuance under the Plan by 1,250,000 shares. We refer to this proposed amendment as the “2009 plan amendment.” Gerber is seeking shareholder approval of the 2009 plan amendment to comply with NYSE shareholder approval requirements applicable to equity plans.

2009 Plan Amendment

The Board unanimously approved the 2009 plan amendment, subject to shareholder approval, effective on June 17, 2009 upon the recommendation of the Management Development and Compensation Committee, which also approved the 2009 plan amendment. If approved by shareholders at the Annual Meeting, the 2009 plan amendment will be effective at the time of shareholder approval.

Gerber’s shareholders approved the Plan at the Annual Meeting held on September 21, 2006. At the Annual Meeting held on September 25, 2008, Gerber’s shareholders approved an amendment to the Plan to increase the total number of shares of common stock available for issuance under the Plan by 1,500,000 shares to 3,000,000 shares.

The only change to the Plan proposed for approval by shareholders at this Annual Meeting is an increase in the number of shares of common stock that may be issued under the Plan. The 2009 plan amendment does not alter the considerations of the Management Development and Compensation Committee with respect to grants under the Plan to officers and other employees, or of the Nominating and Corporate Governance Committee with respect to grants to non-employee Directors. Because the grant of awards under the Plan is within the discretion of the applicable committee, it is not possible to determine at this time the amount of any future awards under the Plan that may be made to any participants. As of the date of this Proxy Statement, however, Gerber has no commitments to grant awards with respect to the proposed additional shares of common stock authorized under the 2009 plan amendment.

You are urged to read this entire proposal and the complete Plan document. We believe that the 2009 plan amendment is necessary to recruit and retain key employees critical to Gerber’s success, and thus is in the best interests of Gerber’s shareholders. As of July 31, 2009, 991,584 shares remained available for future awards under the Plan. Gerber grants awards under the Plan to a wide range of employees and believes that the Plan is an important factor in attracting and retaining the best employees and aligning employees’ long-term interests with the interests of our shareholders.

The Board unanimously recommends a vote FOR approval of the amendment to the Gerber Scientific, Inc. 2006 Omnibus Incentive Plan to increase the total number of shares of common stock available for issuance under the Plan by 1,250,000 shares.

Summary of Plan

The material terms of the Plan, as the Plan is proposed to be amended by the 2009 plan amendment, are summarized below. The summary below is qualified in all respects by reference to the text of the Plan, as proposed to be amended, which is attached to this Proxy Statement as Appendix B.

Purpose and Eligibility.  The purpose of the Plan is to provide a means whereby employees and Directors of Gerber develop a sense of proprietorship and personal involvement in the development and financial success of Gerber, and to encourage them to devote their best efforts to the business of Gerber, thereby advancing the interests of Gerber and its shareholders. A further purpose of the Plan is to provide a means through which Gerber may attract able individuals to become employees or serve as Directors of Gerber and to provide a means whereby those individuals can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of Gerber.

Awards may be granted under the Plan to officers, Directors (including non-employee Directors) and other employees of Gerber, as well as to employees of any of Gerber’s subsidiaries and any other affiliates of Gerber designated as qualifying affiliates by the Management Development and Compensation Committee. Only officers and other employees of Gerber or any of Gerber’s subsidiaries are eligible to receive incentive stock options. As of July 31, 2009, approximately 2,179 persons were eligible to participate in the Plan.

As of July 31, 2009, the closing price of the common stock as reported on the NYSE was $3.13 per share.

Effective Date and Term.  The Plan became effective on May 23, 2006 and will expire on May 23, 2016 unless it is earlier terminated by the Board.

Administration, Amendment and Termination.  The Plan is generally administered by the Management Development and Compensation Committee. Subject to the Board’s final and ultimate authority with respect to the interpretation and administration of the Plan, the Management Development and Compensation Committee has the authority to interpret the terms and intent of the Plan and any award agreement, to select award recipients, to determine eligibility for awards and the terms and conditions of awards to participants other than non-employee Directors, and to make all other determinations necessary or advisable for the Plan’s administration. The Board or the Nominating and Corporate Governance Committee determines the terms of all Plan awards to non-employee Directors.

The Management Development and Compensation Committee may delegate to any of the following such administrative duties or powers as it may deem advisable:

•	one or more of the members of the Management Development and Compensation Committee;

•	one or more officers of Gerber or its subsidiaries and affiliates; or

•	one or more agents or advisers.

The Management Development and Compensation Committee may, by resolution, authorize one or more officers of Gerber, each of whom must be a Director, to designate employees to be recipients of awards or to determine the amount and number of any such awards. Such officers, however, may not grant awards to an employee who is an officer or Director of Gerber or is a more than ten percent beneficial owner of any class of Gerber’s equity securities that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as determined by the Board in accordance with Section 16 of the Securities Exchange Act of 1934. The resolution of the Management Development and Compensation Committee providing for authorization to such officers must set forth the total amount and number of awards such officers may grant. The officers must report periodically to the Management Development and Compensation Committee regarding the nature and scope of the awards granted pursuant to the authority delegated to them.

The Management Development and Compensation Committee generally may alter, amend, modify, suspend or terminate the Plan and any award agreement in whole or in part at any time, except that no such action may adversely affect in a material way any outstanding award without the written consent of the award holder. In addition, no such action may amend the Plan without the approval of shareholders if the amendment is required to be submitted for shareholder approval by applicable law, rule or regulation, including rules of the NYSE. The rules of the NYSE require that, with limited exemptions, shareholders must be given the opportunity to vote on all material revisions to equity compensation plans, including any revision, such as the 2009 amendment, which would materially increase the number of shares available for issuance under the applicable plan.

Awards.  Awards under the Plan may be made in the form of:

•	stock options, which may be either incentive stock options or non-qualified stock options;

•	stock appreciation rights;

•	restricted stock;

•	restricted stock units;

•	performance shares;

•	performance units;

•	cash-based awards;

•	other stock-based awards; or

•	any combination of the foregoing.

Any of the foregoing awards may be made subject to attainment of performance goals over a performance period of up to one or more years.

An incentive stock option is an option that meets the requirements of Section 422 of the Internal Revenue Code, and a non-qualified stock option is an option that does not meet those requirements. A stock appreciation right, or “SAR,” is a right to receive upon exercise, in the form of common stock, cash or a combination thereof, the excess of the fair market value of one share of common stock on the exercise date over the grant price of the SAR. Restricted stock is an award of common stock on which are imposed restrictions that subject the shares to a substantial risk of forfeiture, as defined in Section 83 of the Internal Revenue Code. Restricted stock units are awards that represent a conditional right to receive shares of common stock in the future and that may be made subject to the same types of restrictions and risk of forfeiture as restricted stock. Performance shares are awards of common stock, the value for which at the time the common stock is payable is determined by the extent to which the applicable performance criteria have been met. Performance units are similar to performance shares, except that the award is based upon cash value instead of shares of common stock. Unrestricted shares are awards of shares of common stock that are free of restrictions other than those imposed under federal or state securities laws.

Shares Subject to the Plan.  Approval of the 2009 amendment will increase by 1,250,000 shares the total number of shares available for issuance under the Plan. Subject to adjustment as described below, and assuming approval of the 2009 amendment by Gerber’s shareholders at the Annual Meeting, a total of 4,250,000 shares of common stock will be authorized for issuance under the Plan, including shares related to awards granted under prior stock incentive plans, as described below. The authorized shares include 161,267 shares that remained available for issuance under the Gerber Scientific, Inc. 2003 Employee Stock Option Plan, the Gerber Scientific, Inc. Non-Employee Director’s Stock Grant Plan and the Gerber Scientific, Inc. 2005-2006 Executive Annual Incentive Bonus Plan, but were not subject to outstanding awards, as of the date of shareholder approval of the Plan on September 21, 2006. No additional awards will be made under such prior plans. As of July 31, 2009, 2,014,480 shares were subject to outstanding awards under the Plan and 991,584 shares remained available for future awards under the Plan. Shares issued under the Plan may be authorized but unissued shares or treasury shares.

Any shares related to awards granted under the Plan or the foregoing prior plans that:

•	terminate by expiration, forfeiture, cancellation or otherwise without the issuance of those shares,

•	are settled in cash in lieu of shares, or

•	are exchanged with the permission of the Management Development and Compensation Committee, prior to the issuance of the shares, for awards not involving shares,

will again be available for grant under the Plan pursuant to new awards.

If the option price of any option granted under the Plan or the tax withholding requirements with respect to any award granted under the Plan are satisfied by tendering shares of common stock to Gerber (by either actual delivery or by attestation), the tendered shares will again be available for grant under the Plan. Further, if an SAR is exercised and settled in shares, the difference between the total shares exercised and the net shares delivered will again be available for grant, so that only the number of shares issued upon exercise of an SAR will be counted against the shares available for issuance.

The Plan has a number of additional limitations on the shares reserved for issuance or amount of awards that may be granted. A maximum of 3,000,000 shares may be issued pursuant to incentive stock options. Annual award limits will apply to grants of awards intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code. No participant may be awarded options or SARs for more than 300,000 shares in any fiscal year. A maximum of 150,000 shares of restricted stock or 150,000 shares represented by restricted stock units, or the grant of such an award equal to the value of a maximum of 150,000 shares, may be awarded to any participant in any fiscal year. A maximum of 150,000 performance units or performance shares, or the grant of such an award equal to the value of a maximum of 150,000 shares, may be awarded to any participant in any fiscal year. A maximum amount of $1,500,000 may be awarded or credited with respect to cash-based or other stock-based awards to any participant in any fiscal year. The foregoing limitations are subject to adjustment as described below.

Terms and Conditions of Options.  An option granted under the Plan is exercisable only to the extent that it is vested on the date of exercise. No option may be exercisable more than ten years from the option grant date, except that nonqualified stock options that are granted to participants outside the United States may have a term that is greater than ten years.

The exercise price per share under each option granted under the Plan may not be less than 100% of the fair market value of the common stock on the option grant date. The fair market value of the common stock will be the closing price of the common stock as reported on the NYSE on the option grant date. If there is no closing price reported on the option grant date, the fair market value will be deemed equal to the closing price as reported on the NYSE for the last preceding date on which sales of the common stock were reported.

Except upon the occurrence of a merger or other transaction described below, no amendment or modification may be made to an outstanding option which reduces the option price, either by lowering the option price or by canceling the outstanding option and granting a replacement option with a lower option price, without the approval of shareholders.

The option price of any option may be paid (1) in cash or its equivalent, (2) by tendering (either by actual delivery or attestation) previously acquired shares having an aggregate fair market value at the time of exercise equal to the option price, subject to specified conditions, (3) by a cashless (broker-assisted) exercise, (4) by a combination of each of the foregoing payment methods or (5) by any other method approved or accepted by the Management Development and Compensation Committee in its sole discretion.

Each option will become vested and exercisable at such times and under such conditions as the Management Development and Compensation Committee may approve consistent with the terms of the Plan. To date, option awards generally have provided for vesting ratably over three years on each anniversary of the grant date.

In the case of incentive stock options, the aggregate fair market value of the common stock determined on the option grant date with respect to which such options are exercisable for the first time during any calendar year may not exceed $100,000.

Incentive stock options are non-transferable during the optionee’s lifetime. Awards of non-qualified stock options are generally non-transferable, except for transfers by will or the laws of descent and distribution. The Management Development and Compensation Committee may, in its discretion, determine that an award of non-qualified stock options may be transferred, subject to terms and conditions that the Management Development and Compensation Committee deems appropriate.

The Management Development and Compensation Committee may impose restrictions on any shares of common stock acquired pursuant to the exercise of an option as it deems advisable, including minimum holding period requirements or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the shares of common stock are then listed or traded, or under any blue sky or state securities laws applicable to the shares of common stock.

Terms and Conditions of Stock Appreciation Rights.  SARs may be granted in conjunction with all or a part of any option granted under the Plan. The Management Development and Compensation Committee will determine at the SAR grant date or thereafter the time or times at which and the circumstances under which an SAR may be exercised in whole or in part, the time or times at which and the circumstances under which an SAR will cease to be exercisable, the method of exercise, the method of settlement, the form of consideration payable in settlement (which may be cash, shares or a combination thereof), whether or not an SAR will be in tandem or in combination with any other grant, and any other terms and conditions of any SAR. Exercisability of SARs may be subject to future service requirements, to the achievement of one or more of the performance objectives that are described below under “Corporate Performance Objectives” or to such other terms and conditions as the Management Development and Compensation Committee, in its sole discretion, may impose.

Upon exercise of an SAR, the holder will be entitled to receive, in the specified form of consideration, the excess of the fair market value of one share of common stock on the exercise date over the grant price of such SAR, as determined by the Management Development and Compensation Committee. The grant price of an SAR may not be less than the fair market value of a share of common stock on the grant date. Except upon the occurrence of a merger or other transaction described below, no amendment or modification may be made to an outstanding SAR which reduces the SAR grant price, either by lowering the SAR grant price or by canceling the outstanding SAR and granting a replacement SAR with a lower SAR grant price.

An SAR granted under the Plan will terminate upon the expiration of ten years from the grant date, except that an SAR that is granted to a participant outside the United States may have a term that is greater than ten years.

Awards of SARs are generally nontransferable, except for transfers by will or the laws of descent and distribution. The Management Development and Compensation Committee may, in its discretion, determine that an award of SARs may be transferred, subject to terms and conditions that the Management Development and Compensation Committee deems appropriate.

Terms and Conditions of Restricted Stock and Restricted Stock Units.  Subject to the provisions of the Plan, the Management Development and Compensation Committee will determine the terms and conditions of each award of restricted stock and restricted stock units, including the restricted period for all or a portion of the award, the restrictions applicable to the award and the purchase price, if any, for the common stock subject to the award. Unless otherwise determined by the Management Development and Compensation Committee, to the extent permitted or required by law as determined by the Management Development and Compensation Committee, holders of shares or restricted stock will have the right to exercise full voting rights with respect to those shares during the restricted period. Awards of restricted stock and restricted stock units may be subject to satisfaction of individual performance objectives or one or more of the performance objectives that are described below under “Corporate Performance Objectives.”

The restrictions and the restricted period may differ with respect to each participant. An award will be subject to forfeiture if events specified by the Management Development and Compensation Committee occur prior to the lapse of the restrictions. To date, awards of restricted stock generally have been subject to restrictions which lapse ratably over four years on each anniversary of the grant date.

Awards of restricted stock and restricted stock units are generally nontransferable, except for transfers by will or the laws of descent and distribution. The Management Development and Compensation Committee may, in its discretion, determine that an award of restricted stock or restricted stock units may be transferred, subject to terms and conditions that the Management Development and Compensation Committee deems appropriate.

Terms and Conditions of Performance Units and Performance Shares.  The Management Development and Compensation Committee may award performance shares and performance units in such amounts and upon such terms as the Management Development and Compensation Committee may determine. Each performance share will have an initial value that is equal to the fair market value of a share of common stock on the date of grant. The Management Development and Compensation Committee may set performance goals in its discretion which, depending on the extent to which they are met, will determine the value or number of performance units or performance shares that will be paid out to a participant. The Management Development and Compensation Committee may, in its sole discretion, pay earned performance units or performance shares in the form of cash, shares of common stock or a combination thereof equal to the value of the earned performance units or performance shares. Any shares of common stock issued based upon performance units or performance shares may be granted subject to any restrictions that the Management Development and Compensation Committee deems appropriate.

Awards of performance units or performance shares are generally nontransferable, except for transfers by will or the laws of descent and distribution. The Management Development and Compensation Committee may, in its discretion, determine that an award of performance units or performance shares may be transferred, subject to terms and conditions that the Management Development and Compensation Committee deems appropriate.

Terms and Conditions of Cash-Based and Other Stock-Based Awards.  The Management Development and Compensation Committee may grant cash-based awards to participants in such amounts and upon such terms as the Management Development and Compensation Committee may determine. The Management Development and Compensation Committee may also grant other types of equity-based or equity-related awards (including the grant or offer for sale of unrestricted shares of common stock) in such amounts and subject to such terms and conditions as the Management Development and Compensation Committee may determine. Any such awards may involve the transfer of actual shares of common stock to participants, or payment in cash or otherwise of amounts based on the value of the shares of common stock. Any cash-based awards or other stock-based awards granted by the Management Development and Compensation Committee may be subject to performance goals established by the Management Development and Compensation Committee in its discretion.

Dividend Equivalents.  The Management Development and Compensation Committee is authorized to grant dividend equivalents to a participant in connection with an award under the Plan. Dividend equivalents will entitle the participant to receive cash, common stock or other property equal in value to dividends paid, or other periodic payments made, with respect to a specified number of shares of common stock. Dividend equivalents may be paid or distributed when accrued or will be deemed to have been reinvested in additional common stock, in awards under the Plan or in other investment vehicles, and will be subject to such restrictions on transferability and risks of forfeiture as the Management Development and Compensation Committee may specify.

Adjustment of Shares Subject to the Plan.  The Plan provides for adjustments in the event of any corporate event or transaction, such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, extraordinary dividend, stock split, reverse stock split, split up, spin-off, or other distribution of Gerber’s stock or property, combination of shares, exchange of shares, dividend-in-kind or other similar change in Gerber’s capital structure. If any such corporate event or transaction affects the common stock in such a manner that an adjustment is determined by the Management Development and Compensation Committee to be appropriate to prevent dilution or enlargement of the rights of participants, the Management Development and Compensation Committee will adjust, among other award terms, the number and kind of shares that may be delivered in connection with outstanding awards, the exercise price, grant price or purchase price relating to any outstanding awards, and other value determinations applicable to outstanding awards.

Effect of Change in Control Transactions.  If a participant’s employment is terminated within two years following the occurrence of a “change in control” transaction specified in the Plan, except as otherwise provided by the Management Development and Compensation Committee, all outstanding options and SARs will become immediately vested and exercisable and all outstanding awards of restricted stock and restricted stock units will become immediately vested and payable. In addition, any performance period will be deemed to have lapsed and any performance goals will have been deemed to have been met.

The foregoing effects will result:

•	upon a merger, consolidation or reorganization of Gerber with one or more other entities that results in less than 50% of the outstanding voting securities of the surviving or resulting corporation or entity being owned in the aggregate by Gerber’s former shareholders;

•	upon a sale, lease, exchange or other disposition of all or substantially all of the assets of Gerber to other entities;

•	upon the adoption by the shareholders of Gerber of a plan for the complete liquidation of Gerber;

•	upon any person becoming the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 30% or more of Gerber’s voting securities eligible to be cast at any election of Gerber’s Directors, subject to specified exceptions; or

•	as a result of any tender or exchange offer, share exchange or other transaction (including a merger, consolidation or other business combination, sale, lease, exchange or other disposition of all or substantially all of Gerber’s assets) in which the Directors of Gerber on the date of the adoption of the Plan cease to constitute a majority of the Board, subject to specified provisions relating to Directors elected after the adoption of the Plan.

Instead of the providing for accelerated vesting in awards under the Plan in connection with the foregoing transactions, the Management Development and Compensation Committee may provide that awards, whether or not exercisable, will be canceled and terminated and the holders of awards will receive a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the value of the award.

The Management Development and Compensation Committee may provide in any agreement under the Plan for accelerated vesting or exercisability of an award upon the occurrence of specified events, including a change in control of Gerber, as defined in any such agreement.

Corporate Performance Objectives.  Section 162(m) of the Internal Revenue Code limits publicly-held companies to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to their chief executive officer and the three most highly compensated executive officers (other than the principal financial officer) determined at the end of each year. Performance-based compensation is excluded from this limitation. The Plan is designed to permit the Management Development and Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

Section 162(m) requires that, to qualify as performance-based, the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals. In the case of compensation attributable to Plan awards other than options, the performance goal requirement is deemed satisfied if the vesting of such awards is subject to the achievement of performance goals based on objective business criteria. To establish performance objectives for these awards, the Management Development and Compensation Committee exclusively uses business criteria specified in the Plan. The performance objectives may be stated either on an absolute or relative basis and may be based on one or more of such business criteria. The business criteria are:

•	net earnings or net income (before or after taxes);

•	earnings per share;

•	net sales or revenue growth;

•	net operating profit;

•	return measures (including, without limitation, return on assets, capital, equity, sales or revenue);

•	cash flow (including, without limitation, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment);

•	earnings before or after taxes, interest, depreciation and/or amortization;

•	gross or operating margins;

•	productivity ratios;

•	share price (including, without limitation, growth measures and total shareholder return);

•	expense targets;

•	market share;

•	customer satisfaction;

•	working capital targets;

•	cash value added (which is calculated as operating income minus cash taxes plus depreciation minus cost of capital multiplied by gross investment);

•	economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); and

•	any combination of any of the foregoing business criteria.

Achievement of these criteria will be determined on a consolidated basis or, to the extent appropriate, with respect to specified subsidiaries or business units. The performance criteria may be used to measure the performance of Gerber, any subsidiary and/or affiliate of Gerber as a whole or any business unit of Gerber, any subsidiary and/or affiliate of Gerber or any combination thereof, as the Management Development and Compensation Committee deems appropriate. The Management Development and Compensation Committee may also compare the performance measures listed above against the performance of a group of comparative companies, or a published or special index that the Management Development and Compensation Committee, in its sole discretion, deems appropriate. Gerber may use the share price performance measure as compared to various stock market indices. The Management and Development Committee also has the authority to provide for accelerated vesting of any award based on the achievement of performance goals pursuant to the performance measures listed above. The performance criteria must be reapproved by shareholders at least every five years. Accordingly, the performance criteria, which were approved by the shareholders in September 2006 as part of their approval of the Plan, must be reapproved by Gerber’s shareholders not later than 2011.

Resales of Shares by Participants.  Shares of common stock issued pursuant to the Plan will be eligible for sale by the participants in the public market without restriction under the Securities Act of 1933, except that any shares purchased by an “affiliate” of Gerber (as that term is defined in Rule 144 under the Securities Act) will be subject to the resale limitations of Rule 144.

A participant in the Plan that is an affiliate of Gerber may sell in the public market the shares issued to such participant only in accordance with the limitations and conditions of Rule 144, other than the holding period condition. In general, Rule 144 provides that any such person (or persons whose shares are aggregated) is entitled to sell within any three-month period the number of shares that does not exceed the greater of (1) 1% of the then-outstanding shares of common stock and (2) the reported average weekly trading volume of the then-outstanding shares of common stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the SEC or, if no such notice is required to be filed, the date of receipt of the sale order by the broker or the date the securities are sold directly to a market maker. Sales under Rule 144 by affiliates also are subject to certain provisions relating to the manner and notice of sale and the availability of current public information about Gerber.

Federal Income Tax Consequences of Incentive Stock Options.  An option holder will not realize taxable income upon the grant of an incentive stock option under the Plan. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. However, an option holder’s alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Further, except in the case of an option holder’s death or disability, if an option is exercised more than three months after the option holder’s termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules applicable to non-incentive stock options, as summarized below.

If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is “qualifying” or “disqualifying.” The disposition of the option shares is qualifying if it is made at least two years after the date on which the incentive stock option was granted and at least one year after the date on which the incentive stock option was exercised. If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is a disqualifying disposition, the excess of the fair market value of the option shares on the date on which the option was exercised over the exercise price will be taxable income to the option holder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long- or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, Gerber will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, Gerber will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

If an option holder pays the exercise price of an incentive stock option by tendering shares with a fair market value equal to part or all of the exercise price, the exchange of shares will be treated as a nontaxable exchange, except that this treatment would not apply if the option holder acquired the shares being transferred pursuant to the exercise of an incentive stock option and had not satisfied the special holding period requirements summarized above. The tax basis of the shares tendered to pay the exercise price will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that had expired with respect to the transferred shares. The difference between the aggregate exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be treated for tax purposes as if the option holder had paid the exercise price for the incentive stock option in cash.

Federal Income Tax Consequences of Non-Qualified Stock Options.  An option holder will not realize taxable income upon the grant of a non-qualified stock option. When an option holder exercises the option, however, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder. Gerber will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if Gerber complies with applicable reporting requirements and Section 162(m) of the Internal Revenue Code.

An option holder who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the option is exercised by the family member. The option holder will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares will be the fair market value of the shares on the date on which the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be eligible for inclusion in the option holder’s estate for estate tax purposes.

If an option holder tenders shares in payment of part or all of the exercise price of a non-qualified stock option, no gain or loss will be recognized with respect to the shares tendered, even if the shares were acquired pursuant to the exercise of an incentive stock option, and the option holder will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The tax basis of the shares tendered will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that expired with respect to the transferred shares. The difference between the aggregate exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income, just as if the option holder had paid the exercise price in cash.

Federal Income Tax Consequences of Stock Appreciation Rights.  The grant of SARs will not result in taxable income to the participant or a deduction to Gerber. Upon exercise of an SAR, the participant will recognize ordinary income, and Gerber will have a corresponding deduction in an amount equal to the cash or the fair market value of the common stock received by the participant. If a participant allows an SAR to expire, other than as a result of exercise of the related option, the Internal Revenue Service may contend that the participant will have taxable income in the year of expiration equal to the amount of cash or the fair market value of the common stock which the participant would have received if such participant had exercised the SAR immediately before it expired. Gerber would be entitled to a deduction equal to the amount of any compensation income taxable to the participant, subject to Section 162(m) of the Internal Revenue Code.

Federal Income Tax Consequences of Restricted Stock and Restricted Stock Units.  A grantee of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award so long as the common stock is subject to restrictions (that is, such restricted stock is nontransferable and subject to a substantial risk of forfeiture). The grantee, however, may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the shares on the date on which the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. Gerber generally will be entitled to a deduction for compensation paid equal to the amount treated as compensation income to the grantee in the year in which the grantee is taxed on the income, subject to Section 162(m) of the Internal Revenue Code.

A distribution of common stock in payment of a restricted stock unit award will be taxable as ordinary income when actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the common stock determined as of the date it is received. Gerber is entitled to deduct the amount of such payments when such payments are taxable as compensation to the recipient, subject to Section 162(m) of the Internal Revenue Code.

Federal Income Tax Consequences of Performance Shares and Performance Units.  A distribution of common stock in payment of a performance share award or a payment of cash in satisfaction of a performance unit award will be taxable as ordinary income when actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the common stock determined as of the date it is received, or the amount of the cash payment. Gerber is entitled to deduct the amount of such payments when such payments are taxable as compensation to the recipient, subject to Section 162(m) of the Internal Revenue Code.

Federal Income Tax Consequences of Unrestricted Stock.  A holder of unrestricted stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares on the date of the award, reduced by the amount, if any, paid for such shares. Gerber will be entitled to deduct the amount of such compensation, subject to Section 162(m) of the Internal Revenue Code.

Upon the holder’s disposition of unrestricted stock, any gain realized in excess of the amount reported as ordinary income will be reportable by the holder as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the holder has held the shares for at least one year. Otherwise, the capital gain or loss will be short-term.

Tax Withholding.  Payment of the taxes imposed on awards may be made by withholding from payments otherwise due and owing to the holder.

Equity Compensation Plan Information

The table below provides information relating to Gerber’s equity compensation plans as of April 30, 2009. As of that date, the Gerber Scientific, Inc. 2006 Omnibus Incentive Plan, the Gerber Scientific, Inc. Non-Employee Director’s Stock Grant Plan and the Agreement for Deferment of Director Fees were the three equity compensation plans that were in effect pursuant to which Gerber may make future awards. In addition, options to purchase common stock and restricted stock awards remained outstanding as of that date under the Gerber Scientific, Inc. 1992 Employee Stock Plan, the Gerber Scientific, Inc. 1992 Non-Employee Director Stock Option Plan, the Gerber Scientific, Inc. 2003 Employee Stock Option Plan and the Gerber Scientific, Inc. 2005-2006 Executive Annual Incentive Bonus Plan. All of the foregoing plans were approved by Gerber’s shareholders.

Number of Securities
Remaining Available
	Number of Securities			for Future Issuance
	to be Issued Upon the		Weighted-Average	Under Equity
	Exercise of Outstanding		Exercise Price of	Compensation Plans
	Options, Warrants and		Outstanding Options,	(Excluding Securities
Plan Category	Rights (#)		Warrants and Rights ($)	in Column(a)) (#)
	(a)		(b)	(c)

Equity compensation plans approved by shareholders	2,187,746	(1)	9.81	922,507	(2)

(1)	Excludes 1,809 shares of restricted stock outstanding under the Gerber Scientific, Inc. 2003 Employee Stock Option Plan and 976,350 shares of restricted stock outstanding under the Gerber Scientific, Inc. 2006 Omnibus Incentive Plan as of April 30, 2009.

(2)	Represents 922,507 shares of common stock remaining available for issuance pursuant to awards under the Gerber Scientific, Inc. 2006 Omnibus Incentive Plan. Up to 922,507 of the shares of common stock remaining available for issuance pursuant to awards under this Plan may be issued pursuant to awards other than upon the exercise of an option, warrant or right.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Gerber’s Directors, officers and persons who beneficially own more than 10% of the common stock to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Gerber. The reporting persons are required by rules of the SEC to furnish Gerber with copies of all Section 16(a) reports they file. Based solely upon a review of Section 16(a) reports furnished to Gerber for fiscal 2009, or written representations that no other reports were required, Gerber believes that, except as described below, Gerber’s Section 16(a) reporting persons complied with all filing requirements for fiscal 2009. In fiscal 2009, due to an administrative oversight, Alexander F. Incera, an executive officer, did not file on a timely basis one report with respect to one transaction.

SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2010

Any shareholder proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Corporate Secretary of Gerber at 83 Gerber Road West, South Windsor, Connecticut 06074, no later than April 12, 2010 in order for such proposal to be included in the proxy statement for Gerber’s Annual Meeting of Shareholders in 2010. The submission by a shareholder of a proposal for inclusion in the proxy statement is subject to regulation by the SEC.

Written notice of proposals of shareholders to be considered at the Annual Meeting of Shareholders in 2010 without inclusion in next year’s proxy statement must be received on or before June 27, 2010, in order to be considered timely for purposes of Rule 14a-4 under the Securities Exchange Act of 1934. If a notice is received after June 27, 2010, such notice will be considered untimely and the proxies held by management may provide the discretion to vote against such proposal, even though the proposal is not discussed in the proxy statement. Proposals should be addressed to Gerber Scientific, Inc., 83 Gerber Road West, South Windsor, Connecticut 06074, Attention: Corporate Secretary.

OTHER MATTERS

To the extent that this Proxy Statement is incorporated by reference into any other filing by Gerber under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Management Development and Compensation Committee Report” and “Report of the Audit and Finance Committee,” to the extent permitted by the rules of the SEC, will not be deemed incorporated in such a filing, unless specifically provided otherwise in the filing.

Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Gerber did not receive written notice from any shareholders of proposals to be considered at this Annual Meeting before the July 8, 2009 deadline specified in last year’s proxy statement pursuant to Rule 14a-4 under the Securities Exchange Act of 1934. The Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

By Order of the Board of Directors,

William V. Grickis, Jr.
Secretary

South Windsor, Connecticut
Dated: August 10, 2009

APPENDIX A

GERBER SCIENTIFIC, INC.

83 GERBER ROAD
SOUTH WINDSOR, CONNECTICUT 06074

Directions to Corporate Headquarters of Gerber Scientific, Inc.

From New York City and Southern Connecticut

Follow I-95 or Hutchinson River Pkwy/Merritt Pkwy north to I-91. Continue north on I-91. As you approach Hartford, exit to the right onto I-84 East (Exit 29). Follow I-84 East to Exit 64/65. Stay in far left lane. At end of ramp turn left. Move immediately into right lane. At second light (not including the light at the end of the exit ramp), turn right onto Kelly Road. Follow Kelly Road past Holiday Inn Express. Turn left onto Gerber Road. Follow signs for parking.

From Massachusetts

Follow Interstate 90 to Interstate 84. Follow I-84 South/West into Connecticut to Exit 64. Turn left off ramp onto Kelly Road. Turn left onto Gerber Road. Follow signs for parking.

From New York State and Western Connecticut

Follow Routes 44/202, 7 or 8 to Interstate 84 East. Continue on I-84 East through Hartford to Exit 64/65. Stay in far left lane. At end of ramp turn left. Move immediately into right lane. At second light (not including the light at the end of the exit ramp), turn right onto Kelly Road. Follow Kelly Road past Holiday Inn Express. Turn left onto Gerber Road. Follow signs for parking.

APPENDIX B

Gerber Scientific, Inc.

2006 Omnibus Incentive Plan

Gerber Scientific, Inc. 2006 Omnibus Incentive Plan

Article 1.	Establishment, Purpose, and Duration

1.1  Establishment.  Gerber Scientific, Inc., a Connecticut corporation and its successors (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Gerber Scientific, Inc. 2006 Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.

This Plan shall become effective on the Effective Date and shall remain in effect as provided in Section 1.3 hereof.

1.2  Purpose of this Plan.  The purpose of this Plan is to provide a means whereby Employees and Directors of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors of the Company and to provide a means whereby those individuals can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3  Duration of this Plan.  Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of: (a) adoption of this Plan by the Board, or (b) the Effective Date.

Article 2.	Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1  “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate if it results in noncompliance with Code Section 409A.

2.2  “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3  “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4  “Award Agreement” or “Agreement” means either: (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other nonpaper Award Agreements, and the use of electronic, Internet, or other nonpaper means for the acceptance thereof and actions thereunder by a Participant.

2.5  “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6  “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7  “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

2.8  “Change in Control” means any of the following events:

(a) the Company shall (i) merge or consolidate, with or into another corporation or entity or enter into a share exchange between the Company or stockholders of the Company and another individual, corporation or other entity and as a result of such merger, consolidation or share exchange less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting corporation or entity shall then be owned in the aggregate by the former stockholders of the Company; or (ii) sell, lease, exchange, or otherwise dispose of all or substantially all of the Company property and assets in one transaction or a series of related transactions to one or more individuals, corporations or other entities that are not subsidiaries of the Company assuming that if consummation of such transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, such consent by the government or governmental agency is obtained (either explicitly or implicitly by consummation of the transaction);

(b) the stockholders of the Company adopt a plan of complete liquidation of the Company;

(c) any “person” (as such term is used in Sections 13(d) or 14(d)(2) of the Exchange Act) (other than the Employee, the Company, any of the Company subsidiaries, any employee benefit plan of the Company and/or one or more of its subsidiaries or any person or entity organized, appointed or established pursuant to the terms of any such employee benefit plan) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of voting securities of the Company representing thirty percent (30%) or more of the total number of votes eligible to be cast at any election of directors of the Company; provided, however, that no Change in Control shall be deemed to have occurred under this subparagraph (c) if such “person” becomes a holder of the Company’s securities in one or more transactions initiated or pursued by the Company unless after such transaction(s) less than fifty percent (50%) of the outstanding voting securities of the Company shall be owned in the aggregate by the former stockholders of the Company; or

(d) as a result of, or in connection with, any tender offer or exchange offer, share exchange, merger, consolidation or other business combination, sale, lease, exchange or other disposition of all or substantially all of the Company’s assets, a contested election, or any combination of the foregoing transactions, the persons who are directors of the Company on the date hereof (the “Incumbent Board”) shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; provided that any person becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s stockholders was approved by a vote of at least three-fourths (3/4) of the directors constituting the Incumbent Board (either by a specific vote or by approval of a proxy statement of the Company in which such person is named as a nominee for director without any objection to such nomination) shall be, for purposes herein, considered as though such person were a member of the Incumbent Board.

2.9  “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10  “Committee” means the Management Development and Compensation Committee of the Board (or any other committee of the Board authorized by the Board to administer the Plan), which shall administer this Plan in accordance with the provisions of Article 5 of the Plan; provided, however, that with respect to Awards to Nonemployee Directors, the Committee means the Nominating and Corporate Governance Committee of the Board.

2.11  “Common Stock” means the common stock, $.01 par value, of the Company.

2.12  “Company” means Gerber Scientific, Inc., its Subsidiaries and their successors and assigns.

2.13  “Covered Employee” means any key Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated by the Committee as a “Covered Employee” under this Plan for such applicable Performance Period.

2.14  “Director” means any individual who is a member of the Board of Directors of the Company.

2.15  “Effective Date” means May 23, 2006, which is the date on which the Company’s Board of Directors approved the Plan.

2.16  “Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof.

2.17  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.18  “Fair Market Value” or “FMV” means, as applied to a specific date, the closing price for the Common Stock on the New York Stock Exchange Composite Tape on such date as reported by The Wall Street Journal or such other source as the Committee deems reliable, or if no Common Stock was traded on such date, on the next preceding day on which Common Stock was so traded; such determination shall be made in compliance with Code Section 409A. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award.

2.19  “Full-Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.20  “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.21  “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.22  “Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.23  “Nonemployee Director” means a Director who is not an Employee.

2.24  “Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.25  “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.26  “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.27  “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.28  “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.29  “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.30  “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.31  “Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.32  “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.33  “Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.34  “Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.35  “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.36  “Plan” means the Gerber Scientific, Inc. 2006 Omnibus Incentive Plan.

2.37  “Plan Year” means the fiscal year of the Company: May 1 to April 30.

2.38  “Prior Plans” means the Gerber Scientific, Inc. 2003 Employee Stock Option Plan, the Gerber Scientific, Inc. Non-Employee Director’s Stock Grant Plan and the Gerber Scientific, Inc. 2005-2006 Executive Annual Incentive Bonus Plan.

2.39  “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.40  “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.41  “Share” means a share of common stock of the Company, $.01 par value per share.

2.42  “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

2.43  “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

Article 3.	Administration

3.1  General.  The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2  Authority of the Committee.  The Committee shall have discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Award Agreement, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate. Notwithstanding the foregoing, the Board, in its discretion, shall have the final and ultimate authority with respect to all aspects of interpreting and administrating the Plan, and with respect to changing the authority granted to the Committee.

3.3  Delegation.  The Committee may delegate to one or more of its members or to one or more officers of the Company and/or its Subsidiaries and Affiliates, or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company, each of whom shall be a Director, to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the amount and number of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization shall set forth the total amount and number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4.	Shares Subject to This Plan and Maximum Awards

4.1  Number of Shares Available for Awards.

(a) Subject to such additional Shares as shall be available for grant under this Plan pursuant to Section 4.2, and subject to adjustment as provided in Section 4.4, the maximum number of Shares available for grant to Participants pursuant to this Plan on or after the Effective Date shall be four million two hundred fifty thousand (4,250,000) (the “Share Authorization”), which shall consist of (i) four million eighty-eight thousand seven hundred thirty-three (4,088,733) Shares authorized solely for issuance under this Plan, plus (ii) one hundred sixty-one thousand two hundred sixty-seven (161,267) Shares that remained available for issuance under the Prior Plans but were not subject to outstanding awards as of the date of the original shareholder approval of this Plan.

(b) The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be three million (3,000,000) Shares.

4.2  Share Usage.  Shares covered by an Award shall be counted as used as of the date of grant. Any Shares related to Awards under this Plan or under Prior Plans which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. Moreover, if the Option Price of any Option granted under this Plan or the tax withholding requirements with respect to any Award granted under this Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), such tendered Shares shall again be available for grant under this Plan. Furthermore, if an SAR is exercised and settled in Shares, the difference between the total Shares exercised and the net Shares delivered shall again be available for grant under this Plan, with the result being that only the number of Shares issued upon exercise of an SAR are counted against the Shares available. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3  Annual Award Limits.  Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an

“Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:

(a) Options:  The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be three hundred thousand (300,000).

(b) SARs:  The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be three hundred thousand (300,000).

(c) Restricted Stock or Restricted Stock Units:  The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be one hundred and fifty thousand (150,000) Shares or Restricted Stock Units, or equal to the value of one hundred and fifty thousand (150,000) Shares.

(d) Performance Units or Performance Shares:  The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be one hundred and fifty thousand (150,000) Shares or Performance Units, or equal to the value of one hundred and fifty thousand (150,000) Shares, determined as of the date of vesting or payout, as applicable.

(e) Cash-Based Awards and Other Stock-Based Awards:  The maximum aggregate amount awarded or credited with respect to Cash-Based or Other Stock-Based Awards to any one Participant in any one Plan Year may not exceed the value of one and one-half million dollars ($1,500,000), determined as of the date of vesting or payout, as applicable.

4.4  Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, extraordinary dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure, the Committee in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall proportionately substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan, or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards. The determination of the Committee as to the foregoing adjustments shall be conclusive and binding on Participants under this Plan.

The Committees shall also make proportionate adjustments in the terms of any Awards under this Plan to reflect, or related to, such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. Notwithstanding anything herein to the contrary, following a Change in Control the Committee may not take any such action as described in this Section 4.4 if such action would result in a violation of the requirements of Code Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Subject to the provisions of Article 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Code Sections 409A, 422, and 424, as and where applicable.

Article 5.	Eligibility and Participation

5.1  Eligibility.  Individuals eligible to participate in this Plan include all Employees and Directors.

5.2  Actual Participation.  Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law, and the amount of each Award.

Article 6.	Stock Options

6.1  Grant of Options.  Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion, provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424). However, an Employee who is employed by an Affiliate and/or Subsidiary may only be granted Options to the extent the Affiliate and/or Subsidiary is part of: (i) the Company’s controlled group of corporations, or (ii) a trade or business under common control, as of the date of grant as determined within the meaning of Code Section 414(b) or 414(c), and substituting for this purpose ownership of at least fifty percent (50%) of the Affiliate and/or Subsidiary to determine the members of the controlled group of corporations and the entities under common control.

6.2  Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3  Option Price.  The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.

6.4  Term of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee has the authority to grant Nonqualified Stock Options that have a term greater than ten (10) years.

6.5  Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6  Payment.  Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b), and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in U.S. dollars.

6.7  Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8  Termination of Employment.  Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9  Notification of Disqualifying Disposition.  If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

6.10  No Other Feature of Deferral.  No Option granted pursuant to this Plan shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the Option, or the time the stock acquired pursuant to the exercise of the Option first becomes substantially vested.

Article 7.	Stock Appreciation Rights

7.1  Grant of SARs.  Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. However, an Employee who is employed by an Affiliate and/or Subsidiary may only be granted SARs to the extent the Affiliate and/or Subsidiary is: (i) part of the Company’s controlled group of corporations, or (ii) a trade or business under common control, as of the date of grant as determined within the meaning of Code Section 414(b) or 414(c) and substituting for this purpose ownership of at least fifty percent (50%) of the Affiliate and/or Subsidiary to determine the members of the controlled group of corporations and the entities under common control.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.

7.2  SAR Agreement.  Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3  Term of SAR.  The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

7.4  Exercise of SARs.  SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5  Settlement of SARs.  Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6  Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.7  Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

7.8  No Other Feature of Deferral.  No SAR granted pursuant to this Plan shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.

Article 8.	Restricted Stock and Restricted Stock Units

8.1  Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2  Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3  Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.4  Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Gerber Scientific, Inc. 2006 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Gerber Scientific, Inc.

8.5  Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder shall have the right to exercise full voting rights and the right to receive any dividends declared or paid with respect to those Shares during the Period of Restriction. The Committee may provide that any dividends paid on Shares of Restricted Stock must be reinvested in Shares, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Participant with respect to Shares of Restricted Stock as a result of any stock split, stock dividend, combination of Shares or other similar transaction shall be subject to the restrictions applicable to the original Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6  Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.7  Section 83(b) Election.  The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.	Performance Units/Performance Shares

9.1  Grant of Performance Units/Performance Shares.  Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2  Value of Performance Units/Performance Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3  Earning of Performance Units/Performance Shares.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4  Form and Timing of Payment of Performance Units/Performance Shares.  Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the

Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5  Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 10.	Cash-Based Awards and Other Stock-Based Awards

10.1  Grant of Cash-Based Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2  Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3  Value of Cash-Based and Other Stock-Based Awards.  Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4  Payment of Cash-Based Awards and Other Stock-Based Awards.  Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.5  Termination of Employment.  The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in an agreement entered into with each Participant, need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 11.	Transferability of Awards

11.1  Transferability.  Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death, may be provided.

11.2  Committee Action.  The Committee may, in its discretion, determine that notwithstanding Sections 11.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

Article 12.	Performance Measures

12.1  Performance Measures.  The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) Net earnings or net income (before or after taxes);

(b) Earnings per share;

(c) Net sales or revenue growth;

(d) Net operating profit;

(e) Return measures (including, but not limited to, return on assets, capital, equity, sales, or revenue);

(f) Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g) Earnings before or after taxes, interest, depreciation, and/or amortization;

(h) Gross or operating margins;

(i) Productivity ratios;

(j) Share price (including, but not limited to, growth measures and total shareholder return);

(k) Expense targets;

(l) Market share;

(m) Customer satisfaction;

(n) Working capital targets;

(o) Cash value added or CVA (operating income minus cash taxes plus depreciation minus (cost of capital multiplied by gross investment)); and

(p) Economic value added or EVA (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

12.2  Evaluation of Performance.  The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.3  Adjustment of Performance-Based Compensation.  Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.

12.4  Committee Discretion.  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

Article 13.	Nonemployee Director Awards

The Board or the Company’s Nominating and Corporate Governance Committee shall determine all Awards to Nonemployee Directors. The terms and conditions of any grant to any such Nonemployee Director shall be set forth in an Award Agreement.

Article 14.	Dividend Equivalent

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

Article 15.	Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.

Article 16.	Rights of Participants

16.1  Employment.  Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2  Participation.  No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

16.3  Rights as a Shareholder.  Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 17.	Change in Control

Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 17 shall apply in the event of a Participant’s termination of employment within two (2) years after a Change in Control unless otherwise determined by the Committee, in connection with the grant of an Award as reflected in the applicable Award Agreement.

(a) All outstanding Options and Stock Appreciation Rights shall become immediately vested and exercisable;

(b) All Restricted Stock and Restricted Stock Units shall become immediately vested and payable; and

(c) The Performance Period applicable to Performance Shares and Performance Units shall lapse and the performance goals associated with such awards shall be deemed to have been met at their target level. Such awards shall vest on a pro rata basis based on the portion of the vesting period completed as of the Change in Control.

The Committee may, in its sole discretion, determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share of common stock subject to such Awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a Share of common stock in connection with such transaction and the purchase price per share, if any, under the Award multiplied by the number of Shares of common stock subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Awards may be canceled and terminated without payment therefore.

Article 18.	Effective Date, Amendment, Modification, Suspension, and Termination

18.1  Effective Date.  The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s shareholders within one year after the Effective Date. Upon approval of the Plan by the Company’s shareholders as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the Company’s shareholders had approved the Plan on the Effective Date. If the Company’s shareholders fail to approve the Plan within one year after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

18.2  Amendment, Modification, Suspension, and Termination.  Subject to Section 18.4, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that without the prior approval of the Company’s shareholders and except as provided in Section 4.4, Options or SARs issued under this Plan will not be repriced, replaced, or regranted through cancellation or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

18.3  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

18.4  Awards Previously Granted.  Notwithstanding any other provision of this Plan to the contrary (other than Section 18.5), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan without the written consent of the Participant holding such Award.

18.5  Amendment to Conform to Law.  Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

Article 19.	Withholding

19.1  Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

19.2  Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 20.	Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 21.	General Provisions

21.1  Forfeiture Events.  The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

21.2  Legend.  The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.3  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.4  Severability.  In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.5  Requirements of Law.  The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.6  Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.7  Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.8  Investment Representations.  The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.9  Employees Based Outside of the United States.  Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates and Subsidiaries shall be covered by this Plan.

(b) Determine which Employees and/or Directors outside the United States are eligible to participate in this Plan.

(c) Modify the terms and conditions of any Award granted to Employees and/or Directors outside the United States to comply with applicable foreign laws.

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices.

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21.10  Uncertificated Shares.  To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.11  Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

21.12  No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares, whether fractional Shares shall be rounded up or down to the nearest whole Share, or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.13  Retirement and Welfare Plans.  Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

21.14  Deferred Compensation.  It is intended that any Award made under this Plan that results in the deferral of compensation (as defined under Code Section 409A) complies with the requirements of Code Section 409A.

21.15  Nonexclusivity of this Plan.  The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

21.16  No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

21.17  Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the state of Connecticut, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Connecticut, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

21.18  Indemnification.  Subject to requirements of Connecticut law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

* * * *

The Plan prior to its amendment herein was duly adopted and approved by the Board of Directors of the Company as of the 23rd day of May, 2006 and by the shareholders of the Company on the 21st day of September, 2006. The Plan, as amended herein, was approved by the Board of Directors of the Company as of the 21st day of July, 2008 and by the shareholders of the Company as of the 25th day of September, 2008, and subsequently by the Board of Directors of the Company as of the 17th day of June, 2009 and by the shareholders of the Company as of the     day of          , 2009.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE GERBER SCIENTIFIC, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON THURSDAY, SEPTEMBER 17, 2009 P The undersigned shareholder(s) of Gerber Scientific, Inc. hereby appoint(s) Marc T. Giles and William V. Grickis, Jr., and each of them, with full and individual power of substitution, proxies and attorneys, and hereby authorize(s) them R to represent and to vote all shares of Common Stock of Gerber Scientific, Inc. which the undersigned shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders of Gerber Scientific, Inc., to be held at the Corporate Headquarters of Gerber Scientific, Inc., 83 Gerber Road West, South Windsor, Connecticut 06074, on Thursday, O September 17, 2009 at 2:30 p.m., local time, and any adjournment or postponement thereof, as indicated on the reverse side, with all powers which the undersigned shareholder(s) would possess if personally present. X Unless otherwise specified, this Proxy will be voted “FOR” proposals 1, 2 and 3. The undersigned further authorizes such proxies to vote in their discretion upon such other matters as may properly come before the Annual Y Meeting or any adjournment or postponement thereof. (TO BE SIGNED, DATED AND VOTED ON REVERSE SIDE.)

GERBER SCIENTIFIC, INC. OFFERS STOCKHOLDERS OF RECORD THREE WAYS TO VOTE YOUR PROXY Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week. TELEPHONE VOTING INTERNET VOTING VOTING BY MAIL This method of voting is available for Visit the Internet voting Web site at Simply sign and date your proxy card residents of the U.S. and Canada. On http://proxy.georgeson.com. and return it in the postage-paid a touch tone telephone, call TOLL Have this proxy card ready and envelope to Georgeson Inc., Wall FREE 1-800-786-8302. Have this follow the instructions on your Street Station, P.O. Box 1100, New proxy card ready, then follow the screen. You will incur only your York, NY 10269-0646. If you are prerecorded instructions. Your vote usual Internet charges. Available voting by telephone or the Internet, will be confirmed and cast as you 24 hours a day, 7 days a week until please do not mail your proxy card. have directed. Available 24 hours a 5:00 p.m. Local Time on day, 7 days a week until 5:00 p.m. September 16, 2009. Local Time on September 16, 2009. COMPANY NUMBER CONTROL NUMBER TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE Please mark X votes as in this example. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). The “BOARD” of Directors recommends a vote FOR each of the director nominees in Proposal 1, FOR Proposal 2 and FOR Proposal 3. FOR each of the WITHHELD 1. ELECTION OF DIRECTORS: nominees listed at left AUTHORITY Donald P. Aiken; Marc T. Giles; (except as marked to the to vote for each of the 2. PROPOSAL TO RATIFY FOR AGAINST ABSTAIN Edward G. Jepsen; Randall D. Ledford; contrary below) nominees listed at left the appointment of PricewaterhouseCoopers LLP as John R. Lord; Carole F. St. Mark; and the Company’s independent registered public W. Jerry Vereen. accounting firm for the 2010 fiscal year. (Instruction: To withhold authority to vote for any individual nominee, write that nominee’s 3. PROPOSAL TO APPROVE FOR AGAINST ABSTAIN name in the space provided below.) an amendment to the Gerber Scientific, Inc. 2006 Omnibus Incentive Plan to increase by 1,250,000 shares the number of shares of the Company’s common stock available for issuance under the plan. Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be Held on September 17, 2009: The Proxy Statement and our 2009 Annual Report to Shareholders are available at www.gerberscientific.com/investors/annuals.htm. The undersigned shareholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated August XX, 2009. Dated , 2009 Signature(s) Signature(s) Please date and sign exactly as name(s) appear on Proxy. Joint owners should both sign. Executors, Administrators, Trustees, etc. should so indicate when signing. Corporations should show full corporate name and title of signing officer. Partnerships should show full partnership name and be signed by an authorized person. 0133CB